As filed with the Securities and Exchange Commission on February 28, 2008
                                                                                                                                                    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United Services Management Corporation

(Exact name of registrant as specified in its charter)

Delaware	6770	26-1675253
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United Services Management Corporation
888 Seventh Avenue, 17th Floor
New York, New York 10019
(212) 974-5725

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Joseph R. Wright
Chairman and Chief Executive Officer
United Services Management Corporation
888 Seventh Avenue, 17th Floor
New York, New York 10019
(212) 974-5725

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Christopher S. Auguste Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036 (212) 715-9100 Fax: (212) 715-8000	Deanna L. Kirkpatrick Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4135 Fax: (212) 450-3135

Approximate date of commencement of proposed sale to the public:     As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	18,400,000 Units	$10.00	$184,000,000	$7,231.20
Common Stock included in the Units(2)	18,400,000 Shares	—	—	—	(3)
Warrants included in Units(2)	18,400,000 Warrants	—	—	—	(3)
Total			$184,000,000	$7,231.20
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 2,400,000 Units, consisting of 2,400,000 shares of Common Stock and 2,400,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2008

PROSPECTUS

$160,000,000

United Services Management Corporation

16,000,000 Units

United Services Management Corporation is a newly organized blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or to any geographic location, although we intend to focus our efforts on seeking an initial business combination with a company that provides services to the government and commercial markets, with a particular emphasis on communications, information technology, or IT, and consulting.

If we do not consummate our initial business combination within 24 months from the date of this prospectus, but have entered into a letter of intent or definitive agreement with respect to an initial business combination within such 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional 12 months (thereby allowing us a total of up to 36 months from the date of this prospectus to consummate our initial business combination). The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. If we fail to consummate an initial business combination within such 24-month period (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to provide for such extension), our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating. To date our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. We are offering 16,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described herein. The warrants will become exercisable on the later of the completion of our initial business combination or one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to 2,400,000 additional units to cover over-allotments, if any.

Joseph R. Wright, Alan S. Bernikow, Ramius United Services SPAC, LLC, The Barington Companies Equity Partners, L.P., Barington Companies Offshore Fund, Ltd., Barington Capital Group, L.P. and Barington Investments, L.P., which we collectively refer to as our founding stockholders, have agreed to purchase 4,100,000 warrants using their own funds (without borrowing or otherwise financing this purchase), which we refer to as the private placement warrants, at a price of $1.00 per warrant ($4.1 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The proceeds from the sale of the private placement warrants will be deposited into a trust account and be subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination as described in this prospectus. The private placement warrants are identical to the warrants included in the units to be sold in this offering except that, so long as they are held by our founding stockholders or their permitted transferees, the private placement warrants will not be redeemable by us and may be exercised for cash or on a cashless basis, as described in this prospectus. Our founding stockholders have agreed not to transfer, assign or sell any of these private placement warrants until after we consummate our initial business combination except to permitted transferees.

Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol ‘‘        .U’’ on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We have applied to have the common stock and warrants listed on the American Stock Exchange under the symbols ‘‘        ’’ and ‘‘        .WS,’’ respectively. We cannot assure you that our securities will be listed, and, if listed, that our securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 30 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$160,000,000
Underwriting discounts and commissions(1)	$.70	$11,200,000
Proceeds, before expenses, to us	$9.30	$148,800,000

(1)	Includes $0.325 per unit, or $5.2 million in the aggregate (approximately $5.98 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at Smith Barney, a division of Citigroup Global Markets Inc., to be maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                      , 2008. Of the proceeds we receive from this offering and the sale of the private placement warrants as described in this prospectus, $9.83 per unit, or $157.3 million in the aggregate (approximately $9.80 per unit or $180.4 million if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Citi

The date of this prospectus is           , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to ‘‘we,’’ ‘‘us’’ or ‘‘ our company’’ refer to United Services Management Corporation, a Delaware corporation. We refer to Joseph R. Wright, Alan S. Bernikow, Ramius United Services SPAC, LLC, The Barington Companies Equity Partners, L.P., Barington Companies Offshore Fund, Ltd., Barington Capital Group, L.P. and Barington Investments, L.P. as our ‘‘founding stockholders,’’ and we refer to our founding stockholders and Jerry Markowitz, the director to whom founders’ units were transferred, collectively throughout this prospectus as our ‘‘initial stockholders.’’ References to ‘‘public stockholders’’ refer to purchasers in this offering or in the secondary market, including any of our initial stockholders, officers or directors and their affiliates to the extent that they purchase or acquire shares in this offering or in the secondary market. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on January 3, 2008. We were formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our ‘‘initial business combination.’’ To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We will seek to capitalize on the significant operating and transaction experience and contacts of our Chairman and Chief Executive Officer, Joseph. R. Wright, our Vice Chairman, Chief Financial Officer and Secretary, Alan S. Bernikow and our board of directors. Ramius Capital Group, LLC, or Ramius, an affiliate of one of our founding stockholders, and Barington Capital Group, L.P., or Barington, one of our founding stockholders, will assist us in identifying, negotiating and completing a potential business combination by making their investment professionals and their extensive network of contacts available to us. Our efforts in identifying prospective target businesses will not be limited to a particular industry although we intend to focus on the government and business services sectors.

Mr. Wright has over 35 years of senior management experience. He is currently Chairman of the Board of Intelsat Ltd, the world’s largest provider of fixed satellite services. Mr. Wright joined PanAmSat in 2001 as Chief Executive Officer, which was later sold in 2004 to a group of private equity investors for $4.4 billion. In early 2005, Mr. Wright led the company with its IPO and in August of the same year PanAmSat merged with Intelsat for $6.4 billion. Upon closing, Mr. Wright became Chairman of the Board until the company’s sale to BC Partners for $16.5 billion in February 2008. Prior to this, Mr. Wright held senior leadership positions with GRC International Inc., Baker & Taylor Holdings, Inc., and W.R. Grace & Company. Earlier in his career, he served in the U.S. government under President Reagan as Deputy Director, then Director, of the Federal Office of Management and Budget in the Executive Office of the President and a member of the Cabinet, and earlier as Deputy Secretary of Commerce. Prior to the 1980’s, Mr. Wright was President of Citicorp Retail Services. Before that, he was a partner of Booz, Allen and Hamilton advising clients in their new product and merger and acquisition activities.

Mr. Wright has a long relationship with Mr. Bernikow and the other members of our board of directors. Mr. Bernikow was Deputy Chief Executive Officer at Deloitte & Touche where his primary responsibilities included assisting the Chairman and CEO and Managing Partner on special projects, including firm mergers and acquisitions, partner affairs and litigation matters. He was a member of Deloitte & Touche’s Executive and Management Committee. From 1982 to 2000, Mr. Bernikow was part of the management team that led more than 45 mergers and acquisitions, including the merger between Deloitte Haskins Sells and Touche Ross, and 5 divestitures. Currently, Mr. Bernikow is a member of the Board of Directors of Revlon, Inc., Revlon Consumer ration, Mack-Cali, Casual Male Retail Group and UBS Global Asset Management (US) Inc. He also serves on the audit committee of each of these companies.

Our director, Peter A. Cohen, founded Ramius Capital Group, LLC, a privately owned investment management firm that manages approximately $12 billion of assets. Joining Mr. Cohen as founding partners at Ramius were Thomas Strauss, former President of Salomon Brothers, Morgan Stark, former President and CEO of Chemical Securities, and Jeffrey Solomon, former CAO and Head of Corporate Development at Republic New York Securities Corp. We believe our access to the four founding principals of Ramius and their contacts and experience in identifying attractive investment opportunities will provide us with a valuable source for potential acquisition candidates.

Our director, James A. Mitarotonda, is Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm that he co-founded in November 1991. Through its domestic and offshore funds, Barington primarily invests in undervalued, publicly traded companies. Barington’s management team and advisory board are comprised of professionals with relevant industry knowledge and operating experience who have taken active roles in assisting companies in creating or improving shareholder value.

Our director, Jerry Markowitz, is currently a partner in Conifer Securities, a supplier of infrastructure for investment managers. Prior to joining Conifer Securities in 2006, he was Managing Director and Member of the Executive Committee at Montgomery Securities and was responsible for starting their private client, high yield, equity derivatives and prime brokerage divisions. He also participated in discussions with respect to the sale of the firm to Nations Bank. Prior to Montgomery Securities, he was a Managing Director of L.F. Rothschild’s Institutional Equity Department. Mr. Markowitz was previously a director and the head of institutional trading at Prudential Bache Securities. He serves on the Board of Directors and on the Audit Committee of Market Axess Inc., and on the Advisory Board of Thomas Weisel Partners Group, Inc.

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses.

•	We will seek to acquire a business that exhibits strong business fundamentals independent of its current management team. We will also prioritize opportunities where we determine that there is an ability to generate substantial value through subsequent ‘‘add on’’ acquisitions.

•	We will evaluate the industry in which the business operates based on several factors, including its growth prospects, competitive landscape, profitability margins and sustainability.

•	We will seek situations where we are able to acquire target companies that have hidden value or other characteristics that have been overlooked by the marketplace. We intend to leverage our team’s operational experience, particularly in the government and business services sectors, to unlock value others may have overlooked as one method to generate value post-business combination.

•	We will seek to acquire businesses that have strong, experienced management teams. However, we are willing to replace the management team and have our current management assume management roles in situations where we identify substantial value creation opportunities that existing management is unable to achieve.

While these criteria will be used in evaluating business combination opportunities, we may decide to enter into a business combination with a target business or businesses that does not meet all of these proposed criteria and guidelines.

Each of our officers and directors has agreed, until the earliest of consummation of our initial business combination, our liquidation and such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value in excess of $128,000,000, subject to any fiduciary or pre-existing contractual obligations he might have.

Our executive offices are located at 888 Seventh Avenue, 17th Floor, New York, New York 10019 and our telephone number is (212) 974-5725.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under ‘‘Risk Factors’’ beginning on page 30 of this prospectus.

Securities offered	16,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants[1]
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K and having issued a press release announcing when such separate trading will begin, as described below.

Separate trading of the common stock and warrants is prohibited until
In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

[1]	We have applied to have our units, common stock and warrants listed on the American Stock Exchange. Although we cannot assure you that these securities will be listed, and, if listed, that these securities will continue to be listed on the American Stock Exchange, the information in this prospectus assumes that they will be so listed.

Units:

Number outstanding before this offering	4,600,000[1]

Number to be outstanding after this offering	20,000,000[2]

Common stock:

Number outstanding before this offering	4,600,000[1]

Number to be outstanding after this offering	20,000,000[2]

Of the 20,000,000 shares to be outstanding after this offering, 4,000,000 shares (20%) are founders’ shares contained in the founders’ units held by our initial stockholders, and 16,000,000 shares (80%) are contained in the units being offered by this prospectus.

Warrants:

Number outstanding before this offering	4,600,000[1]

Number to be sold privately simultaneously with the closing of this offering	4,100,000

Number to be outstanding after this offering	24,100,000[2]

Of the 24,100,000 warrants to be outstanding after this offering, 4,000,000 warrants are contained in the founders’ units held by our initial stockholders, 4,100,000 warrants are to be purchased by our founding stockholders in a private placement that will occur simultaneously with the closing of this offering and 16,000,000 warrants are contained in the units being offered by this prospectus.

Exercisability	Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.

[1]	This number includes 600,000 founders’ units representing 600,000 founders’ shares and 600,000 founders’ warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. Only a number of units necessary for the founders’ shares to represent 20% of our outstanding common stock after the consummation of this offering and the expiration of the over-allotment option or its exercise will be forfeited.
[2]	Assumes the over-allotment option has not been exercised and 600,000 founders’ units representing 600,000 founders’ shares and 600,000 founders’ warrants have been forfeited.

Exercise price	$7.50. Except as described below with respect to redemption of the warrants, holders of the warrants must pay the exercise price in full upon exercise of the warrants and will receive one share of common stock, subject to adjustment as described herein, per warrant. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.

Exercise period for the warrants included in the units sold in this offering	The warrants included in the units sold in this offering will become exercisable on the later of:

•	the completion of our initial business combination; or

•	one year from the date of this prospectus,

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is five years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.

Redemption	At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may redeem the outstanding warrants (except as described below with respect to the founders’ warrants and private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless, on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Reasons for redemption limitations	We have established the above conditions to our exercise of redemption rights with the intent of:

•	providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•	providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, warrant holders can exercise their warrants at any time prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.75 trigger price as well as the warrant exercise price after the redemption notice is issued.

Founders’ units	On January 28, 2008, our founding stockholders purchased an aggregate of 4,600,000 founders’ units for an aggregate purchase price of $25,000, or approximately $0.005 per unit. This includes an aggregate of 600,000 founders’ units subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will own 20% of our issued and outstanding common stock after this offering (excluding any units that they may purchase in or after this offering). Subsequent to the purchase of these founders’ units, our founding stockholders transferred at no cost an aggregate of 35,000 of these founders’ units to Jerry Markowitz, one of our directors. Each founders’ unit consists of one founders’ share and one founders’ warrant.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units, including the number of founders’ units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our initial stockholders’ 20% ownership. We will not make or receive any cash payment in respect of any such adjustment.

Founders’ shares	The founders’ shares are identical to the shares of common stock included in the units being sold in this offering, except that our initial stockholders have agreed:

•	that the founders’ shares are subject to the transfer restrictions described below;

•	that the founders’ shares are subject to the voting agreement described below; and

•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination.

Founders’ warrants	The founders’ warrants are identical to those included in the units being sold in this offering, except that:

•	the founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•	the founders’ warrants will become exercisable after the consummation of our initial business combination if and when (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

•	the founders’ warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and

•	the founders’ warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.

Although the shares of common stock issuable pursuant to the founders’ warrants will not be issued pursuant to a registration statement so long as they are held by our initial stockholders and their permitted transferees, the warrant agreement provides that the founders’ warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Private placement warrants	Our founding stockholders have agreed to purchase 4,100,000 warrants at a price of $1.00 per warrant using their own funds (without borrowing or otherwise financing this purchase), simultaneously with the closing of this offering. We refer to these warrants as the private placement warrants throughout this prospectus. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at Smith Barney, a division of Citigroup Global Markets Inc., to be maintained by Continental Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $4.1 million purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants are identical to those included in the units being sold in this offering, except that:

•	the private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•	the private placement warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and

•	the private placement warrants may be exercised by our founding stockholders or their permitted transferees on a cashless basis.

Although the shares of common stock issuable pursuant to the private placement warrants will not be issued pursuant to a registration statement so long as they are held by our founding stockholders or their permitted transferees, the warrant agreement provides that the private placement warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Voting agreements	Our initial stockholders have agreed, in connection with the stockholder votes required to approve the amendment of our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, our initial business combination and the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholders and each of our officers and directors have also agreed that if it or he acquires shares of common stock in or following this offering, it or he will vote all such acquired shares in favor of an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period), our initial business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, our initial stockholders, or any of our officers and directors may be able to influence the outcome of the vote on an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and our initial business combination, but will not be able to exercise conversion rights with respect to any shares of our common stock purchased in this offering or the secondary market. However, it or he will participate in any liquidation distributions with respect to any such shares of common stock in the event we fail to complete an initial business combination.

Transfer restrictions	Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of these warrants, until 180 days after the consummation of our initial business combination except to certain permitted transferees as described below under the heading ‘‘Principal Stockholders – Transfer Restrictions,’’ who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions. All of the founders’ units, founders’ shares and founders’ warrants (and the underlying shares) will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our founding stockholders have agreed not to sell or transfer the private placement warrants, until after we complete our initial business combination except to certain permitted transferees as described below under the heading ‘‘Principal Stockholders – Transfer Restrictions,’’ who must agree to be bound by these same transfer restrictions.

Right of first review	Each of our officers and directors has agreed, until the earliest of consummation of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value in excess of $128,000,000, subject to any fiduciary or pre-existing contractual obligations he might have.

Proposed American Stock Exchange symbols for our:

Units	.U

Common stock

Warrants	.WS

Offering and private placement warrants; private placement proceeds to be held in trust account; amounts payable prior to trust account distribution or liquidation

$157.3 million, or $9.83 per unit (or approximately $9.80 per unit or $180.4 million, if the over-allotment option is exercised in full) of the proceeds of this offering and the sale of the private placement warrants will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets Inc., pursuant to the trust agreement we will enter into with the trustee on the date of this prospectus. These proceeds include $5.2 million in deferred underwriting discounts and commissions (or approximately $5.98 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the private placement warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Other than as described below, proceeds in the trust account will not be released until the earlier of completion of an initial business combination and our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account (i) interest earned on the trust account to pay any income taxes on such interest, (ii) up to an aggregate of $2.0 million of the interest, net of taxes, earned by the trust account, subject to adjustment as described in ‘‘Use of Proceeds’’, which may be released to us to fund our working capital and general corporate requirements and (iii) amounts to be paid to converting stockholders voting against the amendment of our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, if approved, as described in the prospectus. If the size of this offering is increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. In addition, the amount of such interest will be increased proportionately to the extent the over-allotment option is exercised. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to an initial business combination only from $50,000 of the net proceeds of this offering not held in the trust account. Please see ‘‘Use of Proceeds’’ for additional information concerning the allocation of the proceeds of this offering.

Warrant proceeds potentially paid to us	None of the warrants, founders’ warrants or private placement warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if any, for the warrants, founders’ warrants and private placement warrants will be paid directly to us and not placed in the trust account. However, if we call the warrants for redemption as described herein, our management will have the option to require all holders that wish to exercise the warrants to do so on a ‘‘cashless basis.’’ In addition, the founders’ warrants and private placement warrants may be exercised by our initial stockholders or founding stockholders, as the case may be, or their permitted transferees on a cashless basis. For these reasons, although the exercise of the warrants, founders’ warrants or private placement warrants may provide an additional source of liquidity for us, there can be no assurance when the warrants, founders’ warrants or private placement warrants will be exercised, if at all, and whether they will be exercised on a cash basis.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made to our initial stockholders, officers, directors or our or their affiliates for services rendered to us prior to or in connection with the consummation of an initial business combination, other than:

•	repayment of advances of $175,000 made to us by Ramius, Barington and Messrs. Wright and Bernikow to cover offering-related and organizational expenses;

•	a payment of an aggregate of $7,500 per month to Barington for office space, secretarial and administrative services; and

•	reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination.

Our audit committee will review and approve all payments made to our initial stockholders, officers, directors or our or their affiliates, other than the repayment of the advances of $175,000 and the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Release of amounts held in trust account at close of initial business combination

At the time we complete an initial business combination, following the distribution of (i) amounts due to any public stockholders who both vote against the initial business combination and duly exercise their conversion rights (as described below) and (ii) deferred underwriting discounts and commissions that are equal to 3.25% of the gross proceeds of this offering, or $5.2 million (approximately $5.98 million if the over-allotment option is exercised in full), to the underwriters, the balance of the funds in the trust account will be released to us and may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price – for example, because we paid all or a portion of the purchase price of our initial business combination using stock or debt securities – for general corporate purposes, including for maintenance or expansion of the operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Amended and restated certificate of incorporation	As discussed below, there are specific provisions of our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination without the unanimous consent of our stockholders, including requirements to seek stockholder approval of an initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve an initial business combination. While we have been advised that the validity of unanimous consent provisions under the Delaware General Corporation Law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation , which we intend to adopt immediately prior to the closing of this offering, will provide that we will continue in existence only until 24 months from the date of this prospectus and that such provision may only be amended in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period), as described in this prospectus. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We view this provision terminating our corporate life 24 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination or an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period).

Stockholders must approve our initial business combination	We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under the Delaware General Corporation Law. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus, on a cumulative basis, which includes any stockholders who previously exercised their conversion rights in connection with the stockholder vote required to approve the amendment to extend our corporate existence, if any. It is important to note that voting against any amendment to extend our corporate existence or our initial business combination alone will not result in a conversion of your shares into a pro rata share of the trust account, which will only occur when you exercise your conversion rights as described in this prospectus.

Conditions to consummating our initial business combination	Our initial business combination must occur with one or more target businesses that have an aggregate fair market value of at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such business combination plus any amounts previously distributed to converting stockholders. We will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status is our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

We will not enter into our initial business combination with any entity (including any division or assets of such entity or a subsidiary of such entity) if the board of directors of such entity has opposed at any time (i) the entering into or the continuation of negotiations with us, Barington or Ramius or any of our or their respective officers, directors, representatives or affiliates or (ii) the consummation of the initial business combination.

We will not enter into an initial business combination with an entity or subsidiary of an entity (including any division or assets of such entity or subsidiary) if we, Barington or Ramius or any of our or their respective officers, directors, representatives or affiliates have (A) publicly or privately suggested any shareholder proposals or proposed changes to the business or corporate governance policies of such entity, (B) engaged (or threatened publicly or privately to engage) in an unsolicited tender offer for any securities of such entity or (C) otherwise made any public or private statements (including, but not limited to, proposed changes to the business or corporate governance policies) with respect to such entity or its affiliates, in each case without the approval of the board of directors of such entity. In addition, we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers or directors or their respective affiliates has a financial interest in an amount equal to or in excess of 5% of the outstanding equity securities of such entity.

Possible extension of time to consummate an initial business combination to 36 months

Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 24 months of the date of the prospectus (and we anticipate that we may not be able to consummate a business combination within 24 months of the date of this prospectus), we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional 12 months (thereby allowing us a total of up to 36 months from the date of this prospectus to consummate our initial business combination). The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. We believe that extending the date by which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of an initial business combination.

In connection with the vote required to approve such amendment, if any, our initial stockholders have agreed to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial stockholders and each of our officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus.

Any public stockholders voting against the proposed amendment to extend our corporate existence will be eligible to convert their shares into a pro rata share of the trust account if we effect the amendment. However, among other provisions, as described above, we will not effect the amendment if 30% or more of the shares sold in this offering vote against the proposed amendment and elect to convert their shares into their pro rata share of our trust account as described in this prospectus. In such event, if we cannot complete the initial business combination within such 24-month period, we will liquidate.

If we receive stockholder approval for the amendment to extend our corporate existence and conversion rights are not exercised with respect to 30% or more of the shares sold in this offering, we will then have an additional 12 months in which to complete the initial business combination. We will still be required to seek stockholder approval before completing our initial business combination, even if the initial business combination would not ordinarily require stockholder approval under applicable law. As a result of stockholder approval of the amendment to extend our corporate existence, we may be able to hold the funds in the trust account for at least three years. A stockholder’s election to convert its shares in connection with the vote on such amendment will only be honored if such amendment is approved.

Stockholders who vote their shares against the amendment to extend our corporate existence and exercise their conversion rights will not be able to vote those shares on the initial business combination. All other stockholders will be able to vote on the initial business combination.

Public stockholders who cause us to convert their common stock into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If, following approval of the amendment to extend our corporate existence, at the end of the 36-month period we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote.

Conversion rights for public stockholders voting to reject the amendment to extend our corporate existence or our initial business combination

Public stockholders voting against (i) our initial business combination, if our initial business combination is approved and completed, or (ii) an amendment to our amended and restated certificate of incorporation to extend or corporate existence to up to 36 months from the date of this prospectus, if the amendment is approved, will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $2.0 million, subject to adjustment, on the trust account balance previously released to us to fund our working capital requirements). If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to provide for such extension) after the date of this prospectus. The initial stockholders and our officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with the vote on an amendment to extend the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

A stockholder who votes against an amendment to extend the period of time in which we may complete our initial business combination and also elects to convert its shares of common stock in connection with such vote may vote against our initial business combination at the applicable stockholder meeting held for that purpose only to the extent such stockholder continues to hold shares of our common stock or acquires additional shares through subsequent market purchases or otherwise, subject to the 10% limitation referred to above. Public stockholders who exercise their stockholder conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering to the extent that such warrants have not been otherwise transferred or sold by such public stockholder.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price as promptly as practicable after the date of the meeting at which the amendment to extend our corporate existence to up to 36 months from the date of this prospectus is approved or on the closing date of our initial business combination, as the case may be, and will continue to have the right to exercise any warrants they own. The initial per-share conversion price is expected to be $9.83 per share (or approximately $9.80 per share if the over-allotment option is exercised in full). Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of the deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $47,183,990 (assuming conversion of the maximum of 4,799,999 shares of common stock).

An eligible public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against the amendment to extend our corporate existence or our initial business combination, as the case may be, and the amendment to extend our corporate existence is approved or our initial business combination is approved and completed, the public stockholder holds its shares through the closing of the initial business combination (except in the case of conversion with respect to any amendment to extend our corporate existence) and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination. We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to the amendment to extend our corporate existence or the initial business combination, as the case may be, if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an ‘‘option window’’ after the consummation of the initial business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation in consideration for the conversion price.

Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the amendment to extend our corporate existence or the business combination is approved.

In connection with a vote on the amendment to extend our corporate existence or our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the amendment to extend our corporate existence or the initial business combination, as the case may be. If the amendment to extend our corporate existence is approved, or if the initial business combination is approved and consummated, public stockholders who elected to convert a portion of their shares and voted against the amendment to extend our corporate existence or the initial business combination, as the case may be, will receive the conversion price with respect to those shares and may retain any other shares they own.

Liquidation if no business combination	If we are unable to complete a business combination within 24 months after the date of this prospectus (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to provide for such extension), our existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution that makes reasonable provision for claims against us in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of cessation of our business activities.

Under Section 281(b), the plan of distribution must provide for all such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $50,000 of proceeds held outside the trust account and from the $2.0 million of interest income, subject to adjustment, earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following the consummation of this offering) and prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our founding stockholders have agreed that they will be liable to us, jointly and severally, if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation or conversion of our common stock and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following the consummation of this offering or by a prospective target business, except (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $2.0 million in interest income, subject to adjustment, on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ shares if we do not consummate our initial business combination. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the founding stockholders’ investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be $9.83 (or approximately $9.80 per share if the over-allotment option is exercised in full), or approximately $0.17 less than the per-unit offering price of $10.00 (approximately $0.20 less if the over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than $9.83 (or approximately $9.80 per share if the over-allotment option is exercised in full).

Each of Messrs. Wright, Bernikow and Markowitz has entered into a non-compete agreement with us

Until the earlier of the filing by us of a current report Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, and our liquidation, none of Messrs. Wright, Bernikow and Markowitz will become a sponsor, promoter, officer, director or stockholder of any other blank check company.

Audit committee to monitor compliance	Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	In determining the size of this offering, our management concluded, based on their collective experience in financing, structuring and otherwise capitalizing target businesses, that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. In making such determination, our management also considered what size offering they believed would be successfully received given market conditions, our management, and the size of initial public offerings of other similarly structured blank check companies. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.2 million or approximately $5.98 million if the over-allotment option is exercised in full) at the time of the initial business combination plus any amounts previously distributed to converting stockholders.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see ‘‘Proposed Business – Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.’’ You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 30 of this prospectus.

Summary Financial Data

The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	January 31, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(72,255)	$152,174,000
Total assets	296,255	157,374,000
Total liabilities	272,255	5,200,000
Value of common stock which may be converted to cash (approximately $9.83 per share)(2)	—	47,189,990
Stockholders’ equity	24,000	104,984,010

(1)	The ‘‘as adjusted’’ information gives effect to the sale of units in this offering including the application of the related gross proceeds and the payment of expenses and the receipt of $4.1 million from the sale of the private placement warrants. The ‘‘as adjusted’’ working capital and total assets exclude $5.2 million being held in the trust account (approximately $5.98 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.
(2)	Assumes no exercise of the over-allotment option. Assuming the over-allotment option is exercised in full, the value of common stock which may be converted to cash is approximately $54,095,990.

The total assets (as adjusted) amounts, combined with the $5.2 million of deferred underwriting discounts and commissions, include $157,300,000 to be held in the trust account, which will be distributed (i) to public stockholders who both vote against the amendment to extend our corporate existence (assuming that the amendment to extend our corporate existence is approved) and duly exercise their conversion rights in an amount we expect to be $9.83 per share (or approximately $9.80 per share if the over-allotment option is exercised in full), (ii) to public stockholders who both vote against the initial business combination and duly exercise their conversion rights in connection with a vote on our initial business combination (assuming that the business combination is approved) in an amount we expect to be $9.83 per share (or approximately $9.80 per share if the over-allotment option is exercised in full), (iii) upon the consummation of a business combination, to the underwriters in the amount of $5.2 million (approximately $5.98 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions and (iv) upon the consummation of a business combination, to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, our corporate existence will automatically cease and the proceeds held in the trust account (including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income of up to $2.0 million, subject to adjustment as described in ‘‘Use of Proceeds,’’ on the trust account balance previously released to us to fund working capital requirements, as well as interest of up to $100,000 that may be released to us should we have no or insufficient working capital remaining to fund the costs and expenses of liquidation) and any net assets remaining outside the trust account will be distributed pro rata to our public stockholders.

We will not proceed with our initial business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the amendment to extend our corporate existence, if any, or the initial business combination, on a cumulative basis, and exercise their conversion rights. Accordingly, we will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning no more than 30% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights on a cumulative basis, which includes any stockholders who previously exercised their conversion rights in connection with the stockholder vote required to approve the amendment to extend our corporate existence. If this occurred, we would be required to convert to cash up to 4,799,999 shares of common stock (one share less than 30% of the aggregate number of shares of common stock sold in this offering), at an initial per-share conversion price of $9.83 (or up to 5,519,999 shares at approximately $9.80 per share if the over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above), as of the date of the special stockholders meeting called for the purpose of approving the amendment to extend our corporate existence, or two business days prior to the proposed consummation of the initial business combination, as the case may be, divided by the number of shares of common stock in this offering. We intend to structure and consummate any potential business combination in a manner such that public stockholders holding up to (but not including) 30% of the shares of common stock sold in this offering voting against the amendment to extend our corporate existence or our initial business combination on a cumulative basis could cause us to convert their common stock for a pro rata share of the aggregate amount then on deposit in the trust account as previously described in this paragraph, and the business combination could still be consummated.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks associated with our business

We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after completing an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur. If we expend all of the $50,000 in proceeds from this offering not held in the trust account and interest income earned of up to $2.0 million, subject to adjustment, on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we may never generate any operating revenues.

We may not be able to consummate our initial business combination within the required time frame, in which case our corporate existence would cease and we would liquidate our assets.

We must complete our initial business combination with one or more target businesses that have a fair market value of at least 80% of the aggregate sum of the balance held in our trust account (excluding deferred underwriting discounts and commissions of $5.2 million, or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders, within 24 months after the date of this prospectus.

If we have entered into a definitive agreement with respect to an initial business combination within 24 months of the date of this prospectus and our board of directors anticipates that we may not be able to complete such initial business combination within such 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional 12 months (thereby allowing us a total of up to 36 months from the date of this prospectus to consummate our initial business combination). The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus.

If we fail to consummate a business combination within 24 months or 36 months, as the case may be, our corporate existence will cease and we will liquidate our assets. The foregoing requirements are set forth in our amended and restated certificate of incorporation and, until the consummation of our initial business combination, may not be eliminated without the vote of our board of directors and the vote of 100% of the shares of our outstanding voting stock cast at a meeting of the stockholders at which a quorum is present. We may not be able to find suitable target businesses within the required time frame.

If we liquidate before concluding an initial business combination, our public stockholders will receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete an initial business combination within the required time period and must liquidate our assets, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination; and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit, will realize less than $10.00 for each such share, and will not receive any money for such warrant. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see ‘‘Proposed Business – Effecting a Business Combination – Liquidation if no business combination.’’

Unlike other blank check companies, we will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to 36 months from the date of this prospectus. As a result, your funds may be held in the trust account for up to three years.

Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 24 months from the date of this prospectus, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 36 months by calling a special meeting of our stockholders for the purpose of soliciting their approval for an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination. Without the option of extending our corporate existence to 36 months, if we enter into such agreement near the end of the initial 24-month period, we may not have sufficient time to consummate our initial business combination. If the proposal for such amendment is approved by our stockholders as described in this prospectus, we will have an additional 12 months in which to complete our initial business combination. As a result we would be able to hold your funds in the trust account for up to three years and thus delay the receipt by you of your funds from the trust account.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination or an amendment to extend the period of time in which we must complete the initial business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination or the amendment to extend our corporate existence, as the case may be, and the business combination is approved and completed or the amendment to extend our corporate existence is approved, as the case may be. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with the vote on an amendment to extend the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination and such proposed business combination or the amendment to extend our corporate existence, as the case may be, is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require public stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Unlike other blank check offerings, we allow up to 30% of the common stock purchased by the public stockholders in this offering, on a cumulative basis, to be converted. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

When we seek stockholder approval for the amendment to extend our corporate existence, if any, and our initial business combination, we will offer each public stockholder (other than our initial stockholders) the right to have its common stock converted to cash if the stockholder votes against the amendment to extend our corporate existence or business combination, as the case may be, and such proposal is approved and, in the case of the business combination, it is also consummated. We will consummate the initial business combination only if the following three conditions are met: (i) a majority of the common stock voted by the public stockholders are voted in favor of the business combination, (ii) holders of a majority of our outstanding common stock approve an amendment to our amended and restated certificate of incorporation allowing for our perpetual existence, and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus (including any shares previously converted in connection with a vote, if any, on the amendment to extend our corporate existence), provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with the vote on an amendment to extend the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Accordingly, public stockholders holding up to 4,799,999 shares of our common stock may both vote against the initial business combination or the amendment to extend our corporate existence, as the case may be, and exercise their conversion rights and we could still consummate a proposed initial business combination. We have set the conversion percentage at 30% and limited the percentage of shares that a public stockholder, together with any of his, her or its affiliates or other persons with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities can convert in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have an initial business combination approved over a stockholder dissent. While there are several other offerings similar to ours that include conversion provisions greater than 20%, the 20% threshold has generally been common for offerings similar to ours. Because we permit a larger number of public stockholders to exercise their conversion rights and have limited the percentage of shares that they, together with any of their affiliates or other persons with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities can convert, it will make it easier for us to have an initial business combination approved over stockholder dissent.

An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants, otherwise the warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants purchased in this offering and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so or that we will be able to prevent the warrants from expiring worthless. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants purchased in this offering or the prospectus relating to the common stock issuable upon the exercise of the warrants purchased in this offering is not current. In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them to use our best efforts to do so.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed a ‘‘blank check’’ company under the U.S. securities laws. However, since we expect our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a current report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see ‘‘Proposed Business – Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.’’

Under the Delaware General Corporation Law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by unanimous consent of our stockholders; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon the consummation of this offering, $157,300,000, or $180,400,000 if the underwriters’ over-allotment option is exercised in full (comprising (i) $153,200,000 of the net proceeds of this offering, including $5.2 million of deferred underwriting discounts and commissions (or $176,300,000 if the underwriters’ over-allotment option is exercised in full, including approximately $5.98 million of deferred underwriting discounts and commissions) and (ii) $4.1 million of the proceeds from the sale of the private placement warrants) shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the aggregate sum of the amount held in trust (excluding deferred underwriting discounts and commissions of $5.2 million or approximately $5.98 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders;

•	we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% of the shares (minus one share) sold in this offering have voted against the business combination and exercise their conversion rights (on a cumulative basis, including shares converted in connection with our seeking stockholder approval for the amendment to extend our corporate existence, if applicable) as described below;

•	if a proposed initial business combination is approved and consummated, public stockholders who voted against the initial business combination and exercised their conversion rights may convert their shares into cash at the conversion price on the closing date of such initial business combination, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit;

•	if our initial business combination is not consummated within 24 months after the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with the Delaware General Corporation Law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders; provided that if we have entered into a letter of intent or definitive agreement with respect to a business combination within 24 months of the date of this prospectus, and we anticipate that we may not be able to consummate a business combination within 24 months, we may seek stockholder approval to the amendment of our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. In such case, we will present such proposal to our stockholders. The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment; (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment; and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. If the amendment to extend our corporate existence is approved we will have 36 months after the date of this prospectus to consummate our initial business combination;

•	if the amendment to extend our corporate existence is approved, public stockholders who voted against such proposal and exercised their conversion rights may convert their shares into cash at the conversion price on the date of such meeting of stockholders, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	the audit committee shall review and approve all payments made to our initial stockholders, officers, directors and our and their affiliates, other than the repayment of advances of $175,000 to cover offering-related and organizational expenses and the payment of an aggregate of $7,500 per month to Barington for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

•	We will not enter into our initial business combination with any entity (including any division or assets of such entity or a subsidiary of such entity) if the board of directors of such entity has opposed at any time (i) the entering into or the continuation of negotiations with us, Barington or Ramius or any of our or their respective officers, directors, representatives or affiliates or (ii) the consummation of the initial business combination;

•	we will not enter into an initial business combination with an entity or subsidiary of an entity (including any division or assets of such entity or subsidiary) if we, Barington or Ramius or any of our or their respective officers, directors, representatives or affiliates have (A) publicly or privately suggested any shareholder proposals or proposed changes to the business or corporate governance policies of such entity, (B) engaged (or threatened publicly or privately to engage) in an unsolicited tender offer for any securities of such entity or (C) otherwise made any public or private statements (including, but not limited to, proposed changes to the business or corporate governance policies) with respect to such entity or its affiliates, in each case without the approval of the board of directors of such entity;

•	we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers or directors or their respective affiliates has a financial interest in an amount equal to or in excess of 5% of the outstanding equity securities of such entity; and

•	we are prohibited from incurring debt for borrowed money prior to an initial business combination unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to amounts held in trust.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions (except for the provision with respect to the termination of our corporate existence after 24 months, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus). However, the validity of unanimous consent provisions under the Delaware General Corporation Law has not been settled. Section 242(b) of the Delaware General Corporation Law provides in relevant part that permitted amendments to a company’s certificate of incorporation may be effected by the holders of a majority of the outstanding stock entitled to vote thereon. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Except for the provision terminating our corporate existence 24 months after the date of this prospectus, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus, neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than $9.83 per share (or approximately $9.80 per share if the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) or any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that these third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming wrongful interference with a business relationship as a result of our initial business combination. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right in the distribution of assets upon liquidation. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $9.83 (or $9.80 per share if the over-allotment option is exercised in full). Our founding stockholders have agreed that they will be liable to us, jointly and severally, if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation or conversion of our common stock and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. However, the agreement entered into by our founding stockholders specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from our founding stockholders, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations as to their status as accredited investors (as such term is defined in Regulation D under the Securities Act), we currently believe that our founding stockholders are capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that our founding stockholders would be able to satisfy those obligations.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.83 per share (or approximately $9.80 per share if the over-allotment option is exercised in full) to our public stockholders.

Because we have not yet selected a particular industry or any target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate an initial business combination with a company in any industry we choose and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter an initial business combination. Although the members of our management team will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. For a more complete discussion of our selection of a target business, please see ‘‘Proposed Business – Effecting a Business Combination.’’

If our reserves for claims and liabilities to third parties are insufficient, our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them upon liquidation

Our amended and restated certificate of incorporation will provide that if we are unable to complete a business combination within 24 months after the date of this prospectus (or 36 months if the amendment to extend our corporate existence is approved), our existence will cease. If we consummate our initial business combination prior to that date, we will seek to amend this provision to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders upon liquidation. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the termination of our corporate existence (or such longer period directed by the Delaware Court of Chancery). While we intend to adopt a plan of distribution making reasonable provision for claims against the company in compliance with the Delaware General Corporation Law, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our termination. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to fund our working capital requirements.

Of the net proceeds of this offering, only $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $2.0 million, subject to adjustment, of additional working capital we may need to identify one or more target businesses, to negotiate and obtain approval of our initial business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or obtain approval of our initial business combination. In such event, we may be required to seek loans or additional investments from our founding stockholders, officers or directors or from third parties or be forced to liquidate. However, none of our founding stockholders, officers or directors or any third parties is under any obligation to advance funds to us or invest in us in such circumstances.

An increase in the size of this offering or exercise by the underwriters of their over-allotment option may reduce the amount of interest income held in the trust account and the amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.

If the size of this offering is increased or the underwrites elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust reduces from $9.83 to $9.80. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.03.

Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.

We expect to encounter significant competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:

•	our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash up to 30% of the shares of common stock held by public stockholders (minus one share) in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time period, our corporate existence will automatically cease and we will be forced to liquidate.

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering and the private placement warrants will be sufficient to allow us to consummate our initial business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete our initial business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering and the private placement warrants are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;

•	the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or

•	we must convert into cash a significant number of shares of common stock owned by public stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.

In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a ‘‘no-shop’’ provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

Even if we do not need additional financing to consummate a business combination, we may require additional capital – in the form of debt, equity, or a combination of both – to operate or grow any potential business we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

If we issue capital stock or convertible debt securities to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our amended and restated certificate of incorporation will authorize the issuance of up to 60,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 15,900,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founders’ warrants and private placement warrants), and all of the shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors; and

•	may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we issue debt securities to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

•	a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

•	an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or

•	our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see ‘‘Proposed Business – Effecting a Business Combination – Selection of a target business and structuring of our initial business combination.’’

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders and, as such, our stockholders will be relying solely on the judgment of our board of directors.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the aggregate sum of the amount held in the trust account (less deferred underwriting discounts and commissions) at the time of such business combination plus any amounts previously distributed to converting stockholders, the threshold value to constitute our initial business combination.

If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority, or FINRA, as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote, including the vote on our initial business combination.

Our initial stockholders will own approximately 20% of our issued and outstanding shares of common stock, assuming they do not purchase our securities in this offering, when this offering is completed. Our initial stockholders have agreed, in connection with the stockholder votes required to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, if any, and our initial business combination and to amend our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholders and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus, if any, our initial business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Consequently our initial stockholders may exert substantial influence in connection with the vote on our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. While our founding stockholders do not intend to purchase units in this offering, they are not prohibited from purchasing units in this offering or our common stock in the secondary market. If they do so, our initial stockholders will have an even greater influence on the vote taken in connection with the amendment to extend our corporate existence, if any, and our initial business combination.

If our current directors remain after our initial business combination they may have conflicts of interest.

Our ability to effect our initial business combination successfully will be largely dependent upon the efforts of our officers and directors. Messrs. Wright and Bernikow expect to remain as directors of the combined entity. Because it is possible that a director may remain after a business combination, a director may have a conflict of interest if such director is more likely to remain as a director or receive an attractive compensation arrangement in connection with a combination with one potential target business versus another. Such interests, if any, may influence the selection of the ultimate target for our initial business combination.

We may have only limited ability to evaluate the management of the target business and can not assure you that our assessment will prove correct.

We may have only limited ability to evaluate the management of the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct, and the process to replace any member of the management of the target business with which we consummate our initial business combination could involve significant time and expense.

We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

Certain of our directors and founding stockholders are currently affiliated, or may become affiliated in the future, with other blank check companies, thereby causing conflicts of interest in determining how much time to devote to our affairs and whether a particular business opportunity should be presented to us or such other blank check companies, which conflicts could have a negative impact on our ability to consummate an initial business combination.

Peter A. Cohen, one of our directors, is currently a special advisor to Mistral Acquisition Company, a blank check company that is currently in registration. In addition, Ramius SPAC Holdings, LLC, an affiliate of Ramius, is one of the founding stockholders of Mistral Acquisition Company. Although Mistral Acquisition Company intends to focus its efforts on companies in the consumer products and consumer services and media industries, which is different from our focus, Mr. Cohen and Ramius may have conflicts of interest in determining whether a particular business opportunity should be presented to Mistral Acquisition Company or to us. In addition, the affiliation of Mr. Cohen and Ramius to Mistral Acquisition Company may also create a conflict of interest in determining how much time they can devote to our affairs, which may also have the effect of limiting our access to the investment professionals at Ramius.

Mr. Cohen and Ramius, as well as Mr. Mitarotonda, one of our directors, and Barington, one of our founding stockholders, are not prohibited from being involved with other blank check companies in the future and may become affiliated with other blank check companies engaged in business activities similar to those we intend to conduct. Accordingly, a potential target business may be presented to such other blank check companies in which they may become affiliated with prior to its presentation to us. In addition, these potential affiliations with other blank check companies in the future may also create a conflict of interest in determining how much time they can devote to our affairs, which may also have the effect of limiting our access to the investment professionals at Ramius and Barington.

For a complete discussion of our management team’s business affiliations and the potential conflicts of interest that you should be aware of, please see ‘‘Management – Directors and Executive Officers,’’ ‘‘Management – Conflicts of Interest’’ and ‘‘Certain Relationships and Related Transactions.’’ We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate an initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments, although our officers expect that searching for a potential acquisition for our company will be their primary commitment. We do not intend to have any full time employees prior to the consummation of an initial business combination. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that these conflicts will be resolved in our favor.

For a complete discussion of our management team’s business affiliations and the potential conflicts of interest that you should be aware of, please see ‘‘Management – Directors and Executive Officers,’’ ‘‘Management – Conflicts of Interest’’ and ‘‘Certain Relationships and Related Transactions.’’ We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

We may use resources in researching acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to effect our initial business combination.

We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that 30% or more cumulatively of the common stock purchased by the public stockholders in this offering vote against the amendment to extend the time that we have to consummate a business combination or the business combination and opt to have us convert their stock for a pro rata share of the trust account even if a majority of our public stockholders approve the amendment to extend our corporate existence or business combination, as the case may be. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.

Interest income from the trust account may not be sufficient to pay for our winding up and liquidation of the trust.

We expect that all costs and expenses associated with implementing any plan of distribution, as well as payments to any creditors, would be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $2.0 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds were not sufficient to cover the costs and expenses associated with implementing any plan of distribution, to the extent that there was any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we could request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. Additional interest may not be available, or if available, may not be sufficient to cover the costs of our liquidation, and neither our initial stockholders, nor any other person or entity, has agreed to advance the funds necessary to complete our liquidation.

Because the founders’ shares will not participate in liquidation distributions by us, our officers and directors may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Our initial stockholders have waived their right to receive distributions with respect to the founders’ shares if we liquidate because we fail to complete an initial business combination. Those shares of common stock and all of the warrants owned by our initial stockholders, including the private placement warrants, which have a $4.1 million purchase price, will be worthless if we do not consummate our initial business combination. Thus, our initial stockholders may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. These ownership interests may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in our stockholders’ best interest.

Our initial stockholders’, officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our initial stockholders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $2.0 million, subject to adjustment, that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 36 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our initial stockholders, officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our initial stockholders, officers or directors could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

We will probably complete only one business combination, if any, with the proceeds of this offering and the private placement warrants, meaning our operations would then depend on a single business.

The net proceeds from this offering and the sale of the private placement warrants will provide us with approximately $152,100,000 that we may use to complete a business combination. Our initial business combination must involve a target business or businesses with a fair market value of at least 80% of the aggregate sum of the amount held in our trust account (excluding deferred underwriting discounts and commissions of $5.2 million, or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders. We may not be able to acquire more than one target business, if any, because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the aggregate sum of the amount held in our trust account (excluding deferred underwriting discounts and commissions of $5.2 million, or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders. Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering and the sale of the private placement warrants. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may face increased risks of subsequent write-downs or write-offs, restructuring, and impairments or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months

(or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to provide for such extension) after the date of this prospectus. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of an initial business combination. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not uncover all material issues relating to a particular target business, and factors outside of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, if we report charges of this nature, negative market perceptions about us or our common stock may arise. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (assuming we allocate all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering, constitutes dilution to you and other investors in this offering. Our initial stockholders’ acquisition of the founders’ units at a significantly lower price than the price of the units being sold in this offering contributed to this dilution. Our founding stockholders acquired an aggregate of 4,600,000 founders’ units for an aggregate purchase price of $25,000, equivalent to a per-share price of approximately $.005, assuming no value is ascribed to the founders’ warrants. Assuming this offering is completed and no value is attributed to the warrants included in the units being sold to the public, you and the other new investors will incur an immediate and substantial dilution of approximately 30.9%, or $3.09 per share (the difference between the pro forma net tangible book value per share after this offering of $6.91, and the initial offering price of $10.00 per unit). Please see ‘‘Dilution’’ for additional information.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ by (y) the fair market value. The ‘‘fair market value’’ means the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have received if such holder exercised his warrant for cash. This will have the effect of reducing the potential ‘‘upside’’ of the holder’s investment in us.

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect our initial business combination.

The units being sold in this offering include warrants to purchase 16,000,000 shares of common stock (or 18,400,000 shares of common stock if the over-allotment option is exercised in full), and our initial stockholders hold founders’ warrants to purchase 4,000,000 shares of common stock (4,600,000 shares of common stock if the over-allotment option is exercised in full). We will also sell to our founding stockholders private placement warrants to purchase an aggregate of 4,100,000 shares of our common stock, prior to the closing of this offering. Such purchase will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into between the underwriters and us. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

If our initial stockholders exercise their registration rights with respect to the founders’ units and private placement warrants in full, there will be an additional 12,100,000 shares of common stock (13,300,000 if the over-allotment option is exercised in full), including 8,100,000 shares of common stock (8,700,000 if the over-allotment option is exercised in full) issuable on exercise of the founders’ warrants and private placement warrants’ eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which would increase our operating expenses and may increase the difficulty of completing a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940 (the ‘‘Investment Company Act’’), the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete our initial business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

•	register as an investment company;

•	adopt a specific form of corporate structure; and

•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in U.S. ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

The loss of Messrs. Wright and Bernikow could adversely affect our ability to complete our initial business combination.

Our ability to consummate a business combination is dependent to a large degree upon Messrs. Wright and Bernikow. We believe that our success depends on their continued service to us, at least until we have consummated a business combination. As two of our founding stockholders, Messrs. Wright and Bernikow have incentives to remain with us. Nevertheless, we do not have employment agreements with them, or key-man insurance on their lives. They may choose to devote their time to other affairs, or may become unavailable to us for reasons beyond their control, such as death or disability. The unexpected loss of their services for any reason could have a detrimental effect on our ability to consummate our initial business combination.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The American Stock Exchange may not list our securities or may subsequently delist our securities, which could have adverse consequences for us and our stockholders.

We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading on its exchanges, and we are unable to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Bulletin Board, or the ‘‘pink sheets.’’ As a result, we could face significant consequences, including:

•	an increase in the difficulty of consummating our initial business combination;

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a ‘‘penny stock,’’ which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards intended to protect our stockholders.

The determination of the offering price of our units is arbitrary.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the aggregate sum of the amount held in our trust account (excluding deferred underwriting discounts and commissions of $5.2 million, or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders.

If we acquire a target business with operations located outside the U.S., we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the U.S., we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

•	cultural and language differences;

•	foreign exchange controls;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	deterioration of political relations with the U.S.; and

•	new or more extensive environmental regulation.

Foreign currency fluctuations could adversely affect our business and financial results.

In addition, a target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete an initial business combination with prospective target businesses unless their financial statements are first prepared in accordance with or, reconciled to, U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million or approximately $5.98 million if the over-allotment option is exercised in full) at the time of our initial business combination plus any amounts previously distributed to converting stockholders. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of the securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

 Use of Proceeds

The net proceeds of this offering, together with our founding stockholders’ $4.1 million investment in the private placement warrants that will be held in the trust account, will be used as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Offering gross proceeds	$160,000,000	$184,000,000
Private placement warrants	4,100,000	4,100,000
Total gross proceeds	$164,100,000	$188,100,000
Offering expenses(1)
Underwriting discount (7.0% of offering gross proceeds)(2)	$11,200,000	$12,880,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	75,000	75,000
Miscellaneous expenses (3)	103,869	103,869
Accounting fees and expenses	75,000	75,000
SEC registration fee	7,231	7,231
FINRA registration fee	18,900	18,900
American Stock Exchange fees	70,000	70,000
Total offering expenses	$11,950,000	$13,630,000
Proceeds after offering expenses	$152,150,000	$174,470,000
Net proceeds not held in trust account(4)	$50,000	$50,000
Net proceeds held in trust account	$152,100,000	$174,420,000
Deferred underwriting discounts and commissions held in trust account (3.25% of offering gross proceeds)(2)	$5,200,000	$5,980,000
Total held in trust account(2),(4)	$157,300,000	$180,400,000
% of offering gross proceeds	98.3%	98.0%

	Amount	Percent of Net Proceeds Not in Trust and Interest Income Earned on the Trust Account
Use of net proceeds not held in the trust account and up to $2.0 million of the interest income earned on the trust account that may be released to us to cover our working capital requirements(5)
Payment to Barington for office space, administrative and support services (approximately $7,500 per month for up to two years)(6)	$180,000	8.8%
Working capital to cover miscellaneous expenses (potentially including deposits, exclusivity or no-shop fees or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees)	$1,870,000	91.2%
Total	$2,050,000	100.0%

(1)	A portion of the offering expenses have been paid from advances we received from our founding stockholders as described below. These advances will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.
(2)	The amount of underwriting discount held in the trust account, or $5.2 million (or approximately $5.98 million if the over-allotment option is exercised in full), will be paid to the underwriters upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within the required time period, the underwriters will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.
(3)	This amount includes trustee’s fees, warrant agent fees and closing costs, transfer agent fees and road show expenses.
(4)	The amount of net proceeds from this offering not held in the trust account will remain constant at $50,000 even if the underwriters’ over-allotment is exercised.
(5)	$2.0 million of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(6)	Assumes our stockholders have not approved an amendment to extend our corporate existence from 24 to up to 36 months from the date of this prospectus, as described in this prospectus. If our stockholders approve such an amendment, we would be required to pay $270,000 ($7,500 per month for up to 36 months) to Barington for office space.

A total of approximately $157,300,000 (or approximately $180,400,000 if the underwriters’ over-allotment option is exercised in full), including $152,100,000 of the net proceeds from this offering and the sale of the private placement warrants (or $174,420,000 if the underwriters’ over-allotment option is exercised in full) and $5.2 million (or approximately $5.98 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets Inc., with Continental Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to us, and any amounts paid to converting stockholders voting against the amendment to extend our corporate existence, if any, upon approval by our stockholders, the proceeds held in the trust account will not be released from the trust account until the earlier of the completion of our initial business combination and our liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million (or approximately $5.98 million if the over-allotment option is exercised in full), which will be paid to the underwriters) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described below to pay income taxes or as working capital, will be released to us upon the closing of our initial business combination, which must involve one or more target businesses with a fair market value of at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million, or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders. The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price – for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities – for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have allocated $50,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $2.0 million of interest, subject to adjustment, may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $2.0 million, subject to adjustment. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our founding stockholders, officers or directors or from third parties. However, none of our founding stockholders, officers or directors or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust reduces from $9.83 to $9.80. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.03.

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and also that it may include engaging market research firms or third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial stockholders, officers or directors, or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, (i) our initial stockholders, officers and directors will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and (ii) Ramius, Barington and Messrs. Wright and Bernikow will be entitled to receive repayment of advances of $175,000 they made to us to cover offering-related and organizational expenses and payments of an aggregate of $7,500 per month for office space, secretarial and administrative services. Our audit committee will review and approve all payments made to our initial stockholders, officers, directors, or their respective affiliates, other than the $175,000 of advances and the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a ‘‘no-shop’’ provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in trust as well as the interest income of up to $2.0 million, subject to adjustment, earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that indepth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $2.0 million, subject to adjustment, that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

As of January 28, 2008, Ramius, Barington and Messrs. Wright and Bernikow have advanced on our behalf a total of $175,000, which amount was used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. These advances are non-interest bearing and unsecured and are due at the earlier of January 27, 2009, and the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in the trust account.

We have agreed to pay Barington a total of $7,500 per month for office space, administrative services and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the combined business.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. ‘‘government securities’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, so that we are not deemed to be an investment company under the Investment Company Act.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above and, in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $100,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation) only in the event of (i) our liquidation if we fail to complete a business combination within the allotted time or (ii) if the public stockholder seeks to have us convert such shares for cash in connection with (a) a proposal to approve the amendment to extend our corporate existence that the stockholder voted against and was approved by our stockholders and (b) a business combination that the public stockholder voted against and that we complete. In no other circumstances will a stockholder have any right or interest of any kind in or to funds in the trust account.

On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, on a pro rata basis to the public stockholders.

 Dividend Policy

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board of directors will declare any dividends in the foreseeable future.

 Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At January 31, 2008, our net tangible book value was a deficiency of ($72,255), or approximately $(0.01) per share of common stock. After giving effect to the sale of 16,000,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions), after deduction of estimated expenses paid in advance of this offering, our pro forma net tangible book value (as decreased by the value of 4,799,999 shares of common stock which may be converted into cash) at January 31, 2008, would have been $104,984,010, or approximately $6.91 per share, representing an immediate increase in net tangible book value of approximately $6.93 per share to the holders of the founders’ shares, and an immediate dilution of approximately $3.09 per share, or 30.9%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $47,189,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of not more than 30% of the aggregate number of the shares sold in this offering (minus one share) at a per-share conversion price equal to the amount in the trust account as of the date of the special meeting of stockholders called for the purpose of approving the amendment to extend our corporate existence, or two business days prior to the proposed consummation of the initial business combination, as the case may be, inclusive of any interest, net of any taxes due on such interest and net of up to $2.0 million in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors	$6.93
Pro forma net tangible book value after this offering		$6.91
Dilution to new investors		$3.09

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial stockholders	4,000,000	(1)	20.0%	$25,000	.0001%	$0.00625
New investors	16,000,000		80.0%	160,000,000	99.9999%	10.00
Total	20,000,000		100.0%	$160,025,000	100.0%

(1)	Assumes the over-allotment option has not been exercised and 600,000 founders’ units representing 600,000 founders’ shares and 600,000 founders’ warrants have been forfeited.

The pro forma net tangible book value per share after the offering is calculated as follows:

Net tangible book value before the offering and sale of the private placement warrants	(72,255)
Net proceeds from this offering and sale of the private placement warrants	157,350,000
Offering costs paid in advance and excluded from tangible book value before this offering	96,255
Less: proceeds held in trust account subject to conversion to cash	(47,189,990)
Less: deferred underwriter’s fee	(5,200,000)
$104,984,010
Denominator:
Shares of common stock outstanding prior to the offering	4,000,000
Shares of common stock included in the units offered in this offering	16,000,000
Less: shares subject to conversion	(4,799,999)
15,200,001

 Capitalization

The following table sets forth our capitalization at January 31, 2008 and as adjusted to give effect to the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	January 31, 2008
	Actual	As Adjusted
Deferred underwriting discounts and commissions	$—	$5,200,000
Notes payable to related parties(1)	$175,000	$—
Common stock, -0- and 4,799,999 shares which are subject to possible conversion at conversion value(2)	$—	$47,189,990
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $0.0001 par value, 60,000,000 shares authorized; 4,600,000 shares issued and outstanding; 20,000,000 shares issued and outstanding (excluding 4,799,999 shares subject to possible conversion), as adjusted	$460	$2,000
Additional paid-in capital(3)	24,540	104,983,010
Accumulated deficit	(1,000)	(1,000)
Total stockholders’ equity	$24,000	$104,984,010
Total capitalization	$199,000	$157,374,000

(1)	Notes payable to related parties are separate promissory notes issued in the aggregate amount of $175,000 to Ramius, Barington and Messrs. Wright and Bernikow. The notes are non-interest bearing and are payable on the earlier of January 27, 2009 and the consummation of this offering.
(2)	If the amendment to extend our corporate existence is approved or we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of no more than 30% of the aggregate number of shares sold in this offering (minus one share) at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.83 per share (or approximately $9.80 per share if the over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of the date of the special meeting of stockholders called for the purpose of approving the amendment to extend our corporate existence, or two business days prior to the proposed consummation of the initial business combination, as the case may be, divided by the number of shares sold in this offering.
(3)	Excludes $5.2 million payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account.

Management’s Discussion and Analysis
 of Financial Condition and Results of Operations

We are a blank check company organized under the laws of the State of Delaware on January 3, 2008. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our ‘‘initial business combination.’’ To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering including organizing our company, receiving $25,000 in unit subscriptions from our founding stockholders and $175,000 in advances from Ramius, Barington and Messrs. Wright and Bernikow as more fully described below, identifying an underwriter, and engaging a law firm and accountants in connection with this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses as described below in ‘‘— Liquidity and Capital Resources.’’

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 in unit subscriptions from our founding stockholders and advances from our founding stockholders as described more fully below.

We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $750,000 and underwriting discounts and commissions of approximately $11,200,000, or $12,880,000 if the underwriters’ over-allotment option is exercised in full, together with $4.1 million from our founding stockholders’ investment in the private placement warrants that will be held in the trust account, will be approximately $157,350,000 (or $180,450,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $157,300,000 (or $180,400,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account and the remaining $50,000, in either case, will not be held in the trust. Of the amount held in the trust account, an amount equal to 3.25% of the gross proceeds of this offering, or $5.2 million (approximately $5.98 million, if the underwriters’ over-allotment option is exercised in full), will be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination. We expect to use substantially all of the net proceeds of this offering not in the trust account to pay expenses in locating and acquiring a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

As of January 28, 2008, Ramius, Barington and Messrs. Wright and Bernikow have advanced on our behalf a total of $175,000, which amount was used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. These advances are non-interest bearing and unsecured and are due at the earlier of January 27, 2009, and the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in the trust account.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to $2.0 million, subject to adjustment, on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination and that payment of finder’s fees is customarily tied to the completion of a transaction. Over this time period, we anticipate making the following expenditures:

•	approximately $180,000 of expenses relating to our office space and certain administrative and support services;

•	approximately $750,000 for legal, accounting and other expenses in connection with any business combination, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of such business combination.

•	approximately $150,000 for legal and accounting fees related to SEC reporting obligations;

•	approximately $160,000 for directors and officers liability insurance premiums and reserves; and

•	approximately $810,000 for general working capital to cover potential deposits, exclusivity or no-shop fees, or down payments, brokers’ retainer fees, consulting fees and finder’s fees in connection with a proposed initial business combination, expenses of this offering to the extent they exceed the estimates shown in ‘‘Use of Proceeds,’’ and other miscellaneous expenses not yet identified.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will rely on interest earned of up to $2.0 million, subject to adjustment, on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, or our estimate of costs is less than the actual amount of such costs, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination or the amendment to extend our corporate existence, as the case may be, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

As of January 28, 2008, Ramius, Barington and Messrs. Wright and Bernikow have advanced on our behalf a total of $175,000 for the payment of offering-related and organizational expenses. These advances are non-interest bearing and unsecured and are due at the earlier of January 27, 2009, and the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in the trust account. See also ‘‘Certain Relationships and Related Transactions’’ for information on these advances.

We have agreed to pay Barington a monthly fee of $7,500 for general and administrative services, including office space and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

On February 11, 2008, our founding stockholders agreed to purchase 4,100,000 private placement warrants at $1.00 per warrant (for a total purchase price of $4.1 million) from us on a private placement basis simultaneously with the consummation of the offering. The purchase price of the private placement warrants has been determined to be the fair value of such warrants as of the subscription date based on the terms of such warrants, including restrictions on transferability, and an analysis of recent market values of warrants of similarly structured blank check companies. However, if it is determined, at the time of the offering, that the fair value of the private placement warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the private placement warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of January 31, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Proposed Business

Introduction

We are a recently organized Delaware blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses, which we refer to as our ‘‘initial business combination’’. Our efforts in identifying prospective target businesses will not be limited to a particular industry although we intend to focus on the government and business services sectors. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not undertaken, nor have we engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

Business Strategy

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business or businesses that do not meet these criteria and guidelines.

Companies with Fundamentally Strong Business.    We will seek to acquire a business that exhibits strong business fundamentals independent of its current management team. We believe this strategy will allow us to capitalize on the substantial investing and operating expertise of our management team. We will also prioritize opportunities where we determine that there is an ability to generate substantial value through subsequent ‘‘add on’’ acquisitions. We do not intend to acquire start-up companies.

Strong Competitive Position in Industry.    We will evaluate the industry in which the business operates based on several factors, including its growth prospects, competitive landscape, profitability margins and sustainability. We will also analyze the strengths and weaknesses of target businesses relative to their competitors to identify those best positioned to grow market share and profitability.

Hidden Intrinsic Value.    We will seek situations where we are able to acquire target companies that have hidden value or other characteristics that have been overlooked by the marketplace. We intend to leverage our team’s operational experience, particularly in the government and business services sectors, to unlock value others may have overlooked as one method to generate value post-business combination.

Experienced Management Team.    We will seek to acquire businesses that have strong, experienced management teams. However, we are willing to replace the management team and have our current management assume management roles ourselves in situations where we identify substantial value creation opportunities that existing management is unable to achieve. We believe the deep operational and turn-around experience of our team provides us with a competitive advantage over other possible buyers.

Competitive Strengths

We believe that we possess several competitive advantages over businesses similar to ours in the areas of sourcing, evaluating and executing a business combination. We believe that we have the following competitive strengths:

Experienced management.    We will seek to capitalize on the significant operating and transaction experience and contacts of our Chairman and Chief Executive Officer, Joseph. R. Wright, our Vice Chairman, Chief Financial Officer and Secretary, Alan S. Bernikow and our board of directors. Ramius and Barington will assist us in identifying, negotiating and completing a potential business combination by making their investment professionals and their extensive network of contacts available to us.

Mr. Wright has over 35 years of senior management experience. He is currently Chairman of the Board of Intelsat Ltd, the world’s largest provider of fixed satellite services in over 200 countries to commercial and government customers through a global fleet of 53 satellites. Mr. Wright joined PanAmSat in 2001 as CEO, which was later sold in 2004 to a group of investors including Kohlberg Kravis Roberts & Co., Providence Equity Partners and The Carlyle Group for $4.4 billion. In early 2005, Mr. Wright led the company with its $900 million initial public offering and in August of the same year PanAmSat announced a merger with Intelsat for $6.4 billion. Upon closing, Mr. Wright became Chairman of the Board leading up to its sale to BC Partners for $16.5 billon in February 2008. Prior to this, Mr. Wright was Chairman of GRC International Inc., a public company providing advanced IT, Internet and software technologies to government and commercial customers. During his tenure, GRC International went from a company that had negative cash flow to a healthy growing, profitable company, which was sold two years later to AT&T for $187 million. Mr. Wright was also Co-Chairman of Baker & Taylor Holdings, Inc., an international book/video/software distribution and e-commerce company owned by The Carlyle Group, that was facing severe financial difficulties. During Mr. Wright’s tenure, the company was turned around and sold to a private investor for over $250 million. Prior to Baker & Taylor Holdings, Inc., Mr. Wright was Executive Vice President, Vice Chairman and Director of W.R. Grace & Company, Chairman of Grace Energy Company and President of Grace Environmental Company, where Mr. Wright was one of the key executives responsible for the financial restructuring of W. R. Grace & Company. Earlier in his career, he served in the U.S. government under President Reagan as Deputy Director, then Director, of the Federal Office of Management and Budget in the Executive Office of the President and a member of the Cabinet, and earlier as Deputy Secretary of Commerce. Prior to the 1980’s Mr. Wright was President of Citicorp Retail Services. Before that, he was a partner of Booz, Allen and Hamilton advising clients in their new product and merger and acquisition activities.

Mr. Wright has a long relationship with Mr. Bernikow and the other members of our board of directors. Mr. Bernikow was Deputy Chief Executive Officer at Deloitte & Touche where his primary responsibilities included assisting the Chairman and CEO and Managing Partner on special projects, including firm mergers and acquisitions, partner affairs and litigation matters. He was a member of Deloitte & Touche’s Executive and Management Committee. From 1982 to 2000, Mr. Bernikow was part of the management team that led more than 45 mergers and acquisitions, including the merger between Deloitte Haskins Sells and Touche Ross, and 5 divestitures. His transactions were in the professional and product services industry, most of them in the accounting and consulting sectors. Mr. Bernikow also served as the Chairman for the Professional Asset Indemnity Limited (‘‘PAIL Bermuda’’) Big 4 Insurance Representatives and President for the PAIL Vermont Insurance Company (‘‘PAIL Vermont’’) Big 4 Insurance Representatives. Currently, Mr. Bernikow is a member of the Board of Directors of Revlon, Inc., Revlon Consumer Products Corporation, Mack-Cali, Casual Male Retail Group and UBS Global Asset Management (US) Inc. He also serves on the audit committee of each of these companies.

Our director, Peter A. Cohen, founded Ramius Capital Group, LLC, a privately owned investment management firm that pursues low-volatility absolute returns that are also non-market-directional in nature. Ramius Capital manages approximately $12 billion of assets. Through its predecessor companies and affiliates, the firm has provided discretionary investment management services since 1994 to U.S. and international institutions and private investors. Joining Mr. Cohen as founding partners at Ramius were Thomas Strauss, former President of Salomon Brothers, Morgan Stark, former President and CEO of Chemical Securities, and Jeffrey Solomon, former CAO and Head of Corporate Development at Republic New York Securities Corp. We believe our access to these four founding principals of Ramius and their contacts and experience in identifying attractive investment opportunities will provide us with a valuable source for potential acquisition candidates. In addition to its four principals, Ramius has extensive global investment capabilities that we expect to access to help identify acquisition candidates.

Our director, James A. Mitarotonda, is Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm that he co-founded in November 1991. Through its domestic and offshore funds, Barington primarily invests in undervalued, publicly traded companies. Barington’s management team and advisory board are comprised of professionals with relevant industry knowledge and operating experience who have taken active roles in assisting companies in creating or improving shareholder value.

Our director, Jerry Markowitz, is currently a partner in Conifer Securities, a supplier of infrastructure for investment managers. Prior to joining Conifer Securities in 2006, he was Managing Director and Member of the Executive Committee at Montgomery Securities and was responsible for starting their private client, high yield, equity derivatives and prime brokerage divisions. He also participated in discussions with respect to the sale of the firm to Nations Bank. Prior to Montgomery Securities, he was a Managing Director of L.F. Rothschild’s Institutional Equity Department. Mr. Markowitz was previously a director and the head of institutional trading at Prudential Bache Securities. He serves on the Board of Directors and on the Audit Committee of Market Axess Inc., and on the Advisory Board of Thomas Weisel Partners Group, Inc.

In addition to Mr. Cohen and Mr. Mitarotonda, Ramius and Barington have each agreed to make their investment professionals, including the individuals noted below, available at no cost to help us identify, conduct due diligence and execute an acquisition.

Jeffrey M. Solomon is a Managing Member of Ramius and a member of its Executive Committee. Mr. Solomon joined Ramius when it was founded in 1994 and is responsible for overseeing its multi-strategy investment platform. From 1991 to 1994, Mr. Solomon was at Republic New York Securities Corporation, the brokerage affiliate of Republic National Bank, now part of the HSBC Group. In 1993, Mr. Solomon supervised Republic’s expansion into Europe by overseeing the creation of its U.K. affiliate. He was named the firm’s Chief Administrative Officer and was responsible for supervising the integration of systems and operations on a worldwide basis. Prior to Republic National Bank, Mr. Solomon was in the Mergers and Acquisitions Group at Shearson Lehman Brothers. He was also part of the internal corporate finance team that worked closely with senior management in evaluating the company’s operations, capital usage and investment strategies, including the acquisition and disposition of corporate assets. Currently, Mr. Solomon serves on the Board of Directors of Hale & Hearty Soups and NuGo Nutrition.

Sam Cassetta is a Senior Managing Director and Chief Operating Officer of Barington Capital Group. He is also the President and CEO of Sielox Inc. Prior to joining Barington in 2003, he was the founder, Chairman and CEO of SmartServ Inc., a NASDAQ national market company specializing in the delivery of content to desktop and wireless devices. He is a former Director and Vice President – International of Brinks Inc., a company with operations in 52 countries worldwide and served as a member of the board of directors on twelve International Brinks companies. He is a former Special Assistant to New York Governor and U.S. Vice President, Nelson A. Rockefeller and Governor Malcolm Wilson. Appointed by President Reagan, he served on both the U.S. Export Council and the Industry Sector Advisory Committee regarding GATT (Tokyo round) negotiations.

Marty Pellicano is a Managing Director at Barington Capital Group. Prior to joining Barington, Mr. Pellicano was a Managing Director at Burnham Securities Inc. where he managed the firm’s private equity investment activities and provided financial and strategic advisory services to corporate clients. Prior to Burnham he was a Senior Managing Director of Dominick and Dominick, LLC where he was head of the Merchant Banking Group. Previously, Mr. Pellicano was a Managing Director of the Principal Activities Group of Bear Stearns & Co., Inc. The group conducted merchant banking activities by investing the firm’s capital with other professional investors in the acquisition of private middle market companies.

We believe that our team’s collective expertise and successful working history, together with our access to the investment professionals at Ramius and Barington, including the individuals mentioned above, provides us with an advantage in identifying target businesses where we believe we create significant value. Our acquisition selection process will also leverage our team’s extensive network of private equity sponsor relationships, governmental contacts, management teams of public and private companies, investment bankers, attorneys and accountants that we believe should provide us with significant business combination opportunities.

Established deal-sourcing network.    Given current market conditions, we believe that large companies will continue to divest ‘‘non strategic assets’’ that may have significant intrinsic value and that private equity owners will be looking for alternative ways to exit from some of their portfolio investments. We believe our extensive network of contacts and the reputation of our team will give us a first-mover advantage when sourcing such business opportunities. For example, Mr. Wright has long-standing working relationships with private equity firms and also maintains strong relationships with numerous government contacts from his previous position as Director of the Federal Office of Management and Budget. We also believe that our sponsors’ experience and contacts differentiate us from our competitors and enhances our position in identifying potential business combinations.

Disciplined investment process.    We will employ a disciplined approach to identifying, evaluating, and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. We will seek to reduce the risks posed by the acquisition of a target business by engaging in extensive due diligence. Our due diligence will include analyses to determine our view of the future performance of the target business in relation to its acquisition price. Specific areas we expect to consider, among others, include micro and macroeconomic trends and competitive forces that affect the business and the industry, historical and projected financial results, operational performance and a qualitative analysis of company management.

Value Enhancing Operational Expertise.    We will be focused on identifying target companies where we believe significant value can be created through the implementation of operational improvements. Our management team and members of our board of directors have a long record of operating, acquiring and integrating, turning around and growing companies in our targeted industry. We believe this will enable us to enhance the value of our acquisitions by providing strategic vision, operational and financial discipline, technology implementation, new product development and other corporate development initiatives.

Financial Acumen.    We believe, given our management and board of directors’ transactional experience and network of contacts, we are well positioned to identify, source, negotiate, structure, and close an initial business combination and subsequently pursue ‘‘add on’’ acquisitions, joint ventures and other strategic relationships. Collectively, management and our directors have been involved in numerous transactions ranging in size from several million dollars to several billion dollars.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. While substantially all of the net proceeds of this offering are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering and the sale of the private placement warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We have not identified a target business

We do not have any specific initial business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we have engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our officers and directors. Our officers and directors believe that the relationships they have developed over their careers will generate a number of potential business combination opportunities that will warrant further investigation. Various unaffiliated parties, such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds and similar sources, may also bring potential target businesses to our attention. We believe this based on our expectation that these unaffiliated sources will become aware of our search through our mutual professional relationships and as a result of any media coverage we may receive.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such fees or compensation may be calculated as a percentage of the dollar value of the transaction and/or may involve monthly retainer payments. We will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder’s fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our initial stockholders, officers or directors or any entity with which they or we are affiliated, any finder’s fee, reimbursements, cash payments or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination, other than (i) repayment of advances of $175,000 made to us by Ramius, Barington and Messrs. Wright and Bernikow to cover offering-related and organizational expenses; (ii) payment of an aggregate of $7,500 per month to Barington for office space, secretarial and administrative services; and (iii) reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination. In addition, none of our initial stockholders, officers or directors or any entity with which they are affiliated, will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any initial business combination involving us other than any compensation or fees that may be received for any services provided following such initial business combination. Our audit committee will review and approve all payments made to our initial stockholders, officers and directors and their respective affiliates, other than the repayment of advances of $175,000 and the $7,500 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million, or approximately

$5.98 million if the over-allotment option is exercised in full) at the time of such initial business combination plus any amounts previously distributed to converting stockholders, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. However, we will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status is our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

We will not enter into our initial business combination with any entity (including any division or assets of such entity or a subsidiary of such entity) if the board of directors of such entity has opposed at any time (i) the entering into or the continuation of negotiations with us, Barington or Ramius or any of our or their respective officers, directors, representatives or affiliates or (ii) the consummation of the initial business combination.

We will not enter into an initial business combination with an entity or subsidiary of an entity (including any division or assets of such entity or subsidiary) if we, Barington or Ramius or any of our or their respective officers, directors, representatives or affiliates have (A) publicly or privately suggested any shareholder proposals or proposed changes to the business or corporate governance policies of such entity, (B) engaged (or threatened publicly or privately to engage) in an unsolicited tender offer for any securities of such entity or (C) otherwise made any public or private statements (including, but not limited to, proposed changes to the business or corporate governance policies) with respect to such entity or its affiliates, in each case without the approval of the board of directors of such entity. In addition, we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers, directors or their respective affiliates has a financial interest in an amount equal to or in excess of 5% of the outstanding equity securities of such entity.

We have identified certain criteria and guidelines that we believe are important in evaluating prospective target businesses. A company’s ability to demonstrate stable and predictable cash flow will be a fundamental investment criterion. Below are the criteria and guidelines that we intend to use in evaluating initial business combination opportunities. These criteria and guidelines are subject to the requirement that our initial business combination must occur with one or more target businesses that have an aggregate fair market value of at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such business combination plus any amounts previously distributed to converting stockholders. However, we may decide to enter into an initial business combination with a target business or businesses that do not meet some of these criteria and guidelines:

•	We will seek to acquire a business that exhibits strong business fundamentals independent of its current management team. We will also prioritize opportunities where we determine that there is an ability to generate substantial value through subsequent ‘‘add on’’ acquisitions.

•	We will evaluate the industry in which the business operates based on several factors including its growth prospects, competitive landscape, profitability margins and sustainability.

•	We will seek situations where we are able to acquire target companies that have hidden value or other characteristics that have been overlooked by the marketplace. We intend to leverage our team’s operational experience, particularly in the government and business services sectors, to unlock value others may have overlooked as one method to generate value post business combination.

•	We will seek to acquire businesses that have strong, experienced management teams. However, we are willing to replace the management team and have our current management assume management roles in situations where we identify substantial value creation opportunities that existing management is unable to achieve.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and third parties hired by us. We may engage market research firms or third-party consultants to assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination.

Fair market value of target business or businesses and determination of offering amount

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million, or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such initial business combination plus any amounts previously distributed to converting stockholders. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination plus any amounts previously distributed to converting stockholders. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of the balance in the trust account. However, we would need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing.

In determining the size of this offering, our management concluded, based on their collective experience in financing, structuring and otherwise capitalizing target businesses, that an offering of this size, together with the proceeds of the private placement of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. In making such determination, our management also considered what size offering they believed would be successfully received given market conditions, our management, and the size of initial public offerings of other similarly structured blank check companies. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $5.2 million or approximately $5.98 million if the over-allotment option is exercised in full) at the time of the initial business combination plus any amounts previously distributed to converting stockholders.

In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the aggregate sum of the amount in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million, or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders. We have used this criterion to provide investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. By using a minimum threshold valuation of 80% of the trust amount, if we incur significant liabilities and expend most of the funds outside of the trust, the ‘‘balance in trust’’ calculation would result in a figure that is greater than the ‘‘net assets’’ calculation, with a result that the fair market value of a target business that we could acquire would have to be higher. Accordingly, we have determined to use the valuation threshold of 80% of the aggregate sum of the amount in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which will include, among other matters, a description of the operations of the target business and audited historical financial statements of the business. Our board of directors will perform its own valuations and analyses in seeking to determine that the target has a fair market value of at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders. Whether or not the fair market value of a target business or businesses is in excess of 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million or approximately $5.98 million if the over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders, will be determined by our board of directors based upon standards generally accepted by the financial community as applicable and appropriate in the valuation of businesses in the industry of any target business considered by us, such as the following: comparative company analysis, including without limitation, earnings before interest, taxes, depreciation, and amortization, revenue, equity, and assets; industry analysis based upon then current trends, historical growth, and other relevant industry statistics; forecasted financial data, such as sales, earnings and cash flow; and other relevant indicia of value. The board of directors will make its valuation assessment based on all relevant information available at the time, and in accordance with its obligations under Delaware law, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined based upon standards generally accepted by the financial community, as well as the criteria discussed under ‘‘Selection of a target business and structuring of a business combination’’ above). Accordingly, we cannot predict at this time the precise information that the board of directors intends to provide to stockholders regarding the valuation of a particular target, other than whether it meets the 80% threshold criterion.

If our board of directors is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with the stockholder vote on our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. In addition, if our board of directors has informed stockholders that it believes that a target business meets the 80% threshold criterion, our board of directors will not be otherwise required to provide stockholders with valuations and analyses or quantify the value of any target. Further, in the event that we issue shares in order to acquire a target and such issuance causes the investors in this offering to collectively become minority stockholders, we will not be required to obtain an opinion or independently opine on whether the transaction is fair to our stockholders. However, any such issuance shall not affect the requirement that a majority of the shares of common stock voted by our public stockholders must approve any initial business combination.

Competition

We believe that potential target businesses may favor us over some other potential purchasers of their businesses, which may include private equity funds, public and private operating businesses and other entities and individuals, both foreign and domestic, for the following reasons:

•	Because our capital structure does not require us to effect a liquidity event at any particular time, we believe that potential target businesses may favor us over certain other entities, such as venture capital funds, leveraged buyout funds and other private equity funds, that have finite lives, which generally require the funds to effect a liquidity event, such as a sale, refinancing or public offering, for portfolio companies in order to return capital to investors.

•	We will not integrate the operations of our initial business combination into an existing environment and corporate culture with pre-existing methods of doing business, as is common with acquisitions by operating companies (both public and private).

Nonetheless, in identifying, evaluating and pursuing potential target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these entities possess greater financial, marketing, technical, human and other resources than we. Our ability to compete in acquiring a target business will be limited by our available resources. Further:

•	our obligation to seek stockholder approval of our initial business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash up to 30% of the shares of common stock held by public stockholders (minus one share) in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in identifying and successfully negotiating our initial business combination, particularly against a competitor that does not need stockholder approval.

If we succeed in effecting our initial business combination, there will, in all likelihood, be intense competition from competitors of the initial target business and we may not have the resources to compete effectively.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the particular industry in which we operate after our initial business combination.

If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

Limited ability to evaluate the target business’s management

We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our officers and directors is the best available replacement, it is possible that some of our officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under the Delaware General Corporation Law. At the same time, we will submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence if the initial business combination is approved and consummated. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by public stockholders). We will consummate our initial business combination only if (i) the initial business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights on a cumulative basis, including any stockholders who previously exercised their conversion rights in connection with the stockholder vote required to approve the amendment to extend our corporate existence, if any. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate an initial business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

Under the terms of our amended and restated certificate of incorporation, this provision may not be amended without the unanimous consent of our stockholders prior to consummation of an initial business combination. However, these unanimous consent provisions may not be enforceable under Delaware law. Section 242(b) of the Delaware General Corporation Law provides in relevant part that permitted amendments to a company’s certificate of incorporation may be effected by the holders of a majority of the outstanding stock entitled to vote thereon. Even though the validity of unanimous consent provisions under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 30% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the initial business combination will still go forward. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders’ meeting will have no outcome on the transaction. Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. In order to convert its shares, a stockholder must have also exercised the conversion rights described below.

If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months after the date of this prospectus (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to provide for such extension). In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on U.S. generally accepted accounting principles.

Our initial stockholders have agreed, in connection with the stockholder votes required to approve an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period), if any, and our initial business combination and to amend our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholders and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period), our initial business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, none of our initial stockholders, officers or directors will be able to exercise conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

Extension of time to complete a business combination to 36 months

We have a period of 24 months from the consummation of this offering within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within the 24-month period from the consummation of this offering, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus to avoid being required to liquidate. The amendment will be approved only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. If the amendment is approved as described above, we would have a total of up to 36 months from the date of this prospectus to complete a business combination. In connection with seeking stockholder approval for the amendment, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

We believe that extending the date by which we must complete our initial business combination to 36 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination.

While such 24-month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our amended and restated certificate of incorporation, call a special meeting of our stockholders for the purpose of extending by an additional 12 months the date by which we must complete our business combination.

If the shares of our common stock voted in favor of the amendment, if any, do not include a majority of the outstanding shares of our common stock and a majority of the shares of our common stock voted by public stockholder present in the stockholders meeting, or if public stockholders holding 30% or more of the shares sold in this offering vote such shares against the proposed amendment and elect to convert their shares into a pro rata share of the trust account, there will be no extension to the date before which we must complete our business combination beyond 24 months.

In the event that such extension is not approved as described above, if we cannot complete the initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital requirements, returned to all public stockholders (including officers and directors to the extent they have purchased shares in or following the offering), as part of our plan of distribution. In connection with the vote required to approve such amendment, if any, our initial stockholders have agreed to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial stockholders and each of our officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of amending our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus.

If the amendment for the extension to 36 months is approved, we will still be required to seek stockholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. Unless a stockholder voted against the amendment to extend to 36 months and exercised such stockholder’s conversion rights, such stockholder will be able to vote on the initial business combination. We will consummate our initial business combination only if a majority of the common stock voted by the public stockholders (including shares purchased in this offering or otherwise acquired in the public markets by our initial stockholders) are voted in favor of our initial business combination, a majority of our outstanding shares of common stock approve an amendment to our amended and restated certificate of incorporation to permit our perpetual existence and public stockholders owning 30% or more of the shares sold in this offering, on a cumulative basis, including any stockholders who previously exercised their conversion rights in connection with the special meeting of stockholders called for the purpose of approving the amendment to extend our corporate existence, if any, do not vote against the initial business combination and exercise their conversion rights, as described below.

If at the end of such 36-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a stockholder vote. We will liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital and general corporate requirements and in connection with any conversion rights exercised in connection with the vote to approve the amendment to extend our corporate existence.

Conversion rights for stockholders voting to reject the amendment to extend our corporate existence or our initial business combination

Public stockholders voting against the amendment to extend our corporate existence or our initial business combination, as the case may be, will be entitled to cause us to convert their common stock for a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $2.0 million of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital and general corporate requirements. Stockholders voting against (i) the amendment to extend our corporate existence will only have the right to cause us to convert their shares if the amendment to extend our corporate existence is approved and (ii) the business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed. Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of the special meeting for the amendment to extend our corporate existence or upon consummation of a business combination, as the case may be, and will continue to have the right to exercise any warrants they own. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with the vote on an amendment to extend the time period within which we must complete our initial business combination and in connection with the vote on the business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against the amendment to extend our corporate existence or a proposed business combination, as the case may be, with respect to all shares owned by him, her or it or his, her or its affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination or an amendment to extend the period of time in which to complete the initial business combination and seek conversion, regardless of the merits of the transaction, if his, her or its shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

A stockholder who votes against an amendment to extend the period of time in which we may complete our initial business combination and also elects to convert its shares of common stock in connection with such vote may vote against our initial business combination at the applicable stockholder meeting held for that purpose, only to the extent such stockholder continues to hold shares of our common stock or acquires additional shares through subsequent market purchases or otherwise, subject to the 10% limitation referred to above. Such stockholder and its affiliates would be prohibited from exercising any stockholder conversion right with respect to any shares at the stockholder meeting held for the purpose of approving our initial business combination if when taken together with shares converted in connection with the vote on the amendment to extend our corporate existence, such shares exceed 10%. We believe such limitation on the stockholder conversion rights will deter stockholders who exercise stockholder conversion rights in connection with the stockholder vote on a proposed extension from acquiring shares solely for the purpose of attempting to seek stockholder conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares).

The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income previously released to us to fund our working capital requirements), calculated as of the date of the special meeting of stockholders called for the purpose of approving the amendment to extend our corporate existence, or two business days prior to the proposed consummation of the initial business combination, as the case may be, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be $9.83 (or approximately $9.80 per share if the over-allotment option is exercised in full), or approximately $0.17 less than the per-unit offering price of $10.00 (approximately $0.20 less if the over-allotment is exercised in full).

An eligible public stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the amendment to extend our corporate existence or a proposed business combination, as the case may be, but the request will not be granted unless the stockholder votes against the amendment to extend our corporate existence or business combination and the amendment to extend our corporate existence or business combination, as the case may be, is approved and, in the case of the business combination, it is consummated. Following the approval of our initial business combination by our stockholders and until the completion of our initial business combination or termination of the definitive agreement relating to the proposed initial business combination, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a stockholder votes against the business combination or the amendment to extend our corporate existence but fails to properly exercise such stockholder’s conversion rights, such stockholder will not have its shares of common stock converted for its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the applicable meeting. The funds to be distributed to stockholders who elect conversion will be distributed as promptly as practicable after the special meeting of stockholders approving the amendment to extend our corporate existence, or after the consummation of the business combination, as the case may be. Public stockholders who cause us to convert their common stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.

We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the amendment to extend our corporate existence or the initial business combination if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an ‘‘option window’’ after the consummation of the business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting stockholder delivered his, her or its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting stockholder’s election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

The proposal to amend our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus will not be approved if holders of more than one share less than 30% of our outstanding shares of common stock sold in this offering vote such shares against such amendment and exercise their conversion rights. In addition, we will not consummate an initial business combination if holders of more than one share less than 30% of our shares of common stock sold in this offering exercise their conversion rights, and vote such shares against the initial business combination. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

In connection with a vote on our initial business combination or an amendment to extend our corporate existence, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination or the amendment. If the initial business combination is approved and consummated, or if the amendment is approved, as the case may be, public stockholders who elected to convert the portion of their shares voted against the initial business combination or the amendment will receive the conversion price with respect to those shares and may retain any other shares they own.

We expect the initial conversion price to be $9.83 per share (or approximately $9.80 per share if the over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of a share of our common stock on the date of conversion, there may be a disincentive to public stockholders to exercise their conversion rights.

If a vote on an initial business combination or an amendment to extend our corporate existence is held and the business combination or the amendment is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to provide for such extension) after the date of this prospectus. If the initial business combination is not approved or completed for any reason or the amendment is not approved, then public stockholders voting against our initial business combination or the amendment who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, the amendment to extend our corporate existence they voted against was duly approved, or in connection with our liquidation.

Liquidation if no business combination

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the closing of this offering, will provide that we will continue in existence only until 24 months from the date of this prospectus and that such provision may only be amended in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period), as described in this prospectus. If we consummate our initial business combination prior to that date, we will seek to amend this provision in order to provide for our perpetual existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Because of this provision in our amended and restated certificate of incorporation, no resolution by our board of directors and no vote by our stockholders to approve our dissolution would be required for us to dissolve and liquidate. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state.

If we are unable to complete a business combination within 24 months (or up to 36 months if stockholders approve an amendment to our amended and restated certificate of incorporation to provide for such extension) after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution that makes reasonable provision for claims against us in accordance with Section 281(b) of the Delaware General Corporation Law. Upon our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our termination for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of cessation of our business activities. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders.

We estimate that our total costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $2.0 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. Neither our initial stockholders, nor any other person or entity, has agreed to advance the funds necessary to complete the liquidation.

Our initial stockholders have waived their right to participate in any liquidation distribution with respect to the founders’ shares in the event we fail to consummate an initial business combination, but not with respect to any shares of our common stock they may purchase in this offering or the secondary market. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

If we are unable to conclude an initial business combination and expend all of the net proceeds of this offering and the founding stockholder’s investment other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per-share liquidation price will be $9.83 (or approximately $9.80 per share if the over-allotment option is exercised in full), or approximately $0.17 less than the per-unit offering price of $10.00 (approximately $0.20 less if the over-allotment is exercised in full).

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and we therefore cannot assure you that the actual per-share liquidation price will not be less than $9.83 (or approximately $9.80 per share if the over-allotment option is exercised in full). Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or any other entities with which we enter into a contractual relationship following consummation of this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming wrongful interference with a business relationship as a result of our initial business combination.

Our founding stockholders have agreed that they will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. We do not expect that our founding stockholders will be a party to our contracts with vendors or potential target businesses. As a result, to the extent a vendor or target business recovers claims against us that we pay with funds held in the trust account, we will have to enforce our rights under our indemnification agreements with our founding stockholders before we are able to pay over the amount of such claims to our public stockholders. A ‘‘vendor’’ refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreement entered into by our founding stockholders specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our founding stockholders, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on the representation as to their status as accredited investors (as such term is defined in Regulation D under the Securities Act), we currently believe that our founding stockholders are capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that our founding stockholders would be able to satisfy those obligations.

Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. Consequently, if the trust account is liquidated and paid out to our public stockholders prior to satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties’ claims against us to the extent of the distributions received by them.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.83 per share (or approximately $9.80 per share if the over-allotment option is exercised in full) to our public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our dissolution or if the stockholders seek to have us convert their respective shares for cash in connection with (i) a vote against the amendment to extend our corporate existence which is approved by our stockholders or (ii) a vote against our initial business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted to have released from the trust account only (i) interest earned on the trust account to pay any income taxes on such interest, (ii) up to an aggregate of $2.0 million of the interest, net of taxes, earned by the trust account, subject to adjustment as described in ‘‘Use of Proceeds’’, which may be released to us to fund our working capital and general corporate requirements and (iii) amounts to be paid to converting stockholders voting against the amendment to extend our corporate existence, if approved, as described in the prospectus.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will set forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:

•	upon the consummation of this offering, $157,300,000, or $180,400,000 if the underwriters’ over-allotment option is exercised in full (comprising (i) $153,200,000 of the net proceeds of this offering, including $5.2 million of deferred underwriting discounts and commissions (or $176,300,000 if the underwriters’ over-allotment option is exercised in full, including approximately $5.98 million of deferred underwriting discounts and commissions) and (ii) $4.1 million of the proceeds from the sale of the private placement warrants) shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the aggregate sum of the amount held in trust (excluding deferred underwriting discounts and commissions of $5.2 million or approximately $5.98 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination plus any amounts previously distributed to converting stockholders;

•	we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% of the shares (minus one share) sold in this offering have voted against the business combination and exercise their conversion rights (on a cumulative basis, including shares converted in connection with our seeking stockholder approval for the amendment to extend our corporate existence, if applicable) as described below;

•	if a proposed initial business combination is approved and consummated, public stockholders who voted against the initial business combination and exercised their conversion rights may convert their shares into cash at the conversion price on the closing date of such initial business combination, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our initial business combination will be aggregated for purposes of this 30% limit;

•	if our initial business combination is not consummated within 24 months after the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with the Delaware General Corporation Law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders; provided that if we have entered into a letter of intent or definitive agreement with respect to a business combination within 24 months of the date of this prospectus, and we anticipate that we may not be able to consummate our initial business combination within 24 months, we may seek stockholder approval to the amendment of our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. In such case, we will present such proposal to our stockholders. In order to approve the amendment to extend our corporate existence, the amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment; (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment; and (iii) public stockholders owning not more than one share less than 30% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. If the amendment to extend our corporate existence is approved we will have 36 months after the date of this prospectus to consummate our initial business combination;

•	if the amendment to extend our corporate existence is approved, public stockholders who voted against such proposal and exercised their conversion rights may convert their shares into cash at the conversion price on the date of such meeting of stockholders, provided that a public stockholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	the audit committee shall review and approve all payments made to our initial stockholders, officers, directors and our and their affiliates, other than the repayment of advances of $175,000 to cover offering-related and organizational expenses and the payment of an aggregate of $7,500 per month to Barington for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

•	we will not enter into an initial business combination with an entity or subsidiary of an entity (including any division or assets of such entity or subsidiary) if we, Barington or Ramius or any of our or their respective officers, directors, representatives or affiliates have (A) publicly or privately suggested any shareholder proposals or proposed changes to the business or corporate governance policies of such entity, (B) engaged (or threatened publicly or privately to engage) in an unsolicited tender offer for any securities of such entity or (C) otherwise made any public or private statements (including, but not limited to, proposed changes to the business or corporate governance policies) with respect to such entity or its affiliates, in each case without the approval of the board of directors of such entity;

•	we will not enter into our initial business combination with any entity in which any of our initial stockholders, officers or directors or their respective affiliates has a financial interest in an amount equal to or in excess of 5% of the outstanding equity securities of such entity; and

•	we are prohibited from incurring debt for borrowed money prior to an initial business combination unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to amounts held in trust.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions (except for the provision with respect to the termination of our corporate existence after 24 months, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus). However, the validity of unanimous consent provisions under Delaware law has not been settled. Section 242(b) of the Delaware General Corporation Law provides in relevant part that permitted amendments to a company’s certificate of incorporation may be effected by the holders of a majority of the outstanding stock entitled to vote thereon. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Except for the provision terminating our corporate existence 24 months after the date of this prospectus, which may be amended without unanimous consent, only in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 36 months from the date of this prospectus, as described in this prospectus, neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

Comparison of this Offering to those
 of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$157,300,000 of the proceeds of this offering and the private placement warrant purchase including $5.2 million in deferred underwriting discounts and commissions, will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets Inc., maintained by Continental Stock Transfer & Trust Company.	$133,920,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $157,300,000 in trust will be invested only in treasury bills issued by the U.S. government having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, (ii) up to $2.0 million, subject to adjustment, that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $100,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with the consummation of our initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.2 million) at the time of such business combination plus any amounts previously distributed to converting stockholders. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the aggregate sum of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination plus any amounts previously distributed to converting stockholders.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K and having issued a press release announcing when such separate trading will begin as described below. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin. For more information, please see ‘‘Description of Securities – Units.’’	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination or one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the amendment to extend our corporate existence and the initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in the proxy statement in connection with our initial business combination is given the right to convert his or her shares for his or her pro rata share of the trust account before payment of deferred underwriting commissions and discounts and including accrued interest, net of income taxes payable on such interest and net of interest previously released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. If an amendment to extend our corporate existence to up to 36 months from the date of this prospectus is not approved, we will not extend the period of time to consummate a business combination to 36 months. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination and 24 months (or 36 months if the amendment to extend our corporate existence is approved) has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of the 24- or 36-month period, as applicable, we have not obtained stockholder approval for an initial business combination, we will dissolve and liquidate and promptly distribute the proceeds of the trust account, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital and general corporate requirements.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	Our initial business combination must occur within 24 months after the consummation of this offering or 36 months if the amendment to extend our corporate existence, if any, is approved; if our initial business combination does not occur within the applicable time frame and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital and general corporate requirements. If we are not be able to complete our initial business combination within such 24-month or, if the amendment to extend our corporate existence is approved, 36-month, period, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Our amended and restated certificate of incorporation provides that our corporate existence will automatically cease 24 months or, if the amendment to extend our corporate existence is approved, 36 months, after the date of the consummation of this offering except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. However, in connection with the vote to approve our initial business combination, our public stockholders will also vote to amend this provision to allow for our perpetual existence. If the amendment to our amended and restated certificate of incorporation is approved by a majority of our stockholders following approval of our initial business combination, then the provision will be amended to allow for our perpetual existence.	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to (i) interest income to pay taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $2.0 million, subject to adjustment, on the balance in the trust account to be released to us to fund working capital requirements, proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination and our liquidation upon our failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;

•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the aggregate sum of the balance of the trust account (excluding deferred underwriting discounts and commissions of $5.2 million (or approximately $5.98 million if the over-allotment option is exercised in full)) at the time of such business combination plus any amounts previously distributed to converting stockholders, could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

Our executive offices are currently located at 888 Seventh Avenue, 17th Floor, New York, New York 10019 and our telephone number is (212) 974-5725. The cost for this space is included in the $7,500 per-month fee described above that Barington, an affiliate of our company, charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York, New York area that the fee charged by Barington is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two officers. Although our officers expect that searching for a potential acquisition for our company will be their primary commitment, these individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We currently have no employees and do not expect to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on U.S. generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

Management

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Joseph R. Wright	69	Chairman of the Board of Directors; Chief Executive Officer
Alan S. Bernikow	67	Vice Chairman of the Board of Directors; Chief Financial Officer; Secretary
Peter A. Cohen	61	Director
James A. Mitarotonda	53	Director
Jerry Markowitz	68	Director

Joseph R. Wright, Chairman of the Board of Directors and Chief Executive Officer — Mr. Wright is currently the chairman of the board of Intelsat Ltd., the world’s largest provider of fixed satellite services in over 200 countries to commercial and government customers through a global fleet of 53 satellites. From 2001 to 2006, Mr. Wright was the chief executive officer of PanAmSat, a publicly listed satellite and network services business, which was merged into Intelsat in 2006. From 1998 to 2000, Mr. Wright was chairman of GRC International Inc., a public company providing advanced IT, internet, and software technologies to government and commercial customers. From 1996 to 2002, Mr. Wright was also co-chairman of Baker & Taylor Holdings, Inc., an international book/video/software distribution and e-commerce company, owned by The Carlyle Group. From 1989 to 1994, Mr. Wright was executive vice president, vice chairman and a director of W. R. Grace & Company, chairman of Grace Energy Company and president of Grace Environmental Company. From 1976 to 1981, Mr. Wright was president of Citicorp Retail Services and Retail Consumer Services, credit card subsidiaries of Citibank. From 1965 to 1971, he was a partner of Booz, Allen and Hamilton where he was the Head of the Growth Services Division advising major clients on strategic growth plans. He received a B.S. from Colorado School of Mines in 1961 and an M.B.A. from Yale University in 1964.

From 1982 to 1988, Mr. Wright served in the U.S. Government under President Reagan as Deputy Director and Director of the Federal Office of Management and Budget in the Executive Office of the President and a member of the Cabinet. In 1981, he was the Deputy Secretary of Commerce. He received the Distinguished Citizens Award from President Reagan, was later appointed to the President’s Export Council by President H.W. Bush as Chairman of the Export Control Sub-Committee and was appointed by the current President Bush to the President’s Commission on the U.S. Postal Service Reform, the National Security Telecommunications Advisory Committee (NSTAC), the Department of Defense’s Business Board and the Department of Defense’s Science Board task force on communications interoperability. From 2007 to present, he also holds several senior economic and management posts in the Federal Department’s of Commerce and Agriculture, including Administrator of the Social and Economic Statistics Administration which reports the GNP/GDP statistics for the U.S.

Mr. Wright currently serves on the Board of Directors/Advisors of Scientific Games Corporation and Terremark Worldwide and is a member of The Council on Foreign Relations, The Committee for the Responsible Federal Budget and the New York Economic Club. He previously served on the Boards of Travelers, Harcourt Brace Janovich, Hampton University, AT&T Government Markets, Titan Corporation and Kroll Inc.

Alan S. Bernikow, Vice Chairman of the Board of Director, Chief Financial Officer and Secretary — From 1997 to 2003, Mr. Bernikow served as deputy chief executive officer of Deloitte & Touche, where his primary responsibilities included assisting the chairman and chief executive officer and managing partner of Deloitte & Touche on special projects, including firm mergers and acquisitions, partner affairs, and litigation matters. At Deloitte & Touche, Mr. Bernikow was a member of the Executive & Management Committee; chairman for the Professional Asset Indemnity Limited (‘‘PAIL’’ Bermuda) Big 4 Insurance Representatives; and president for the PAIL Vermont Insurance Company (‘‘PAIL Vermont’’) Big 4 Insurance Representatives. In addition, Mr. Bernikow served as advisory partner for major clients, such as Bear Stearns, Sentinel Real Estate, Triarc Companies, Inc., and Port Authority of New York & New Jersey. From 1966 to 1977, Mr. Bernikow was the national administrative partner in charge of all internal administration and finance for the accounting firm of J.K. Lasser & Company. Mr. Bernikow received his BA in accounting from CCNY (Baruch College) in 1974 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Mr. Bernikow currently serves on a number of different civic associations and boards. He is a member of the Board of Directors and Chairman of the Audit Committee of the FOJP Service Corporation; member of the Board of Directors for the United Jewish Appeal-Federation of Jewish Philanthropies of New York, Inc.; Chairman of the Audit Committee of the Board of Directors of Saint Vincent Catholic Medical Centers; a member of the Governance Committee and Executive Committee of the Board of Directors of Saint Vincent Catholic Medical Centers; as well as a member of the Board of Directors of Saint Vincent Catholic Medical Centers; and served as a past President of the Richmond County Country Club. In addition to his civic associations and boards, Mr. Bernikow is a member of the Board of Directors of Revlon, Inc. and Revlon Consumer Products Corporation and serves as Chairman of the Audit Committee of Revlon, Inc.; as well as a member of the Revlon, Inc., Nominating and Corporate Governance Committee; a member of the Board of Directors of Mack-Cali Realty Corporation, as well as the Chairman of the Audit Committee of Mack-Cali; a member of the Board of Directors of the Casual Male Retail Group Inc., a member of the Audit Committee of the Casual Male Retail Group Inc. and a member of the Nominating and Corporate Governance Committee of Casual Male Retail Group Inc.; and serves as a Director of the Board of the UBS Global Asset Management (US) Inc., a wholly owned subsidiary of UBS AG, including serving as Chairman of its Audit Committee.

Peter A. Cohen, Director — Mr. Cohen is the founder of Ramius Capital Group, LLC, an absolute return, multi-strategy registered investment advisor, which he formed in 1994. In 1991, Mr. Cohen formed Republic New York Securities and Republic Asset Management for Republic National Bank of New York. From 1970 to 1990, Mr. Cohen held various positions inside the firm which eventually became Shearson Lehman Brothers. In 1981, he was named Chief Operating Officer and in 1983 he was named President and Chief Executive Officer of Shearson Lehman Brothers.

Over his career, Mr. Cohen has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The Federal Reserve International Capital Market Advisory Committee, The Depository Trust Company, The Ohio State University Foundation, The New York City Opera, The American Express Company, GRC International, Olivetti SpA, Société Générale de Belgique, Telecom Italia SpA, Presidential Life Corporation, The Titan Corporation and Kroll, Inc. He is presently a Director of The Mount Sinai-NYU Medical Center & Health System, Scientific Games Corporation (NASDAQ: SGMS) and L-3 Communications Holdings, Inc. (NYSE: LLL). Mr. Cohen received a B.S. in Finance from The Ohio State University in 1968 and an M.B.A. from Columbia University in 1969.

James A. Mitarotonda, Director — Mr. Mitarotonda is currently the chairman, president and chief executive officer of Barington Capital Group, L.P., an investment firm that he co-founded in November 1991. The company, which began as a full service banking and brokerage firm specializing in small-cap and emerging growth companies, has evolved into an investment firm with a focus on concentrated value investing. In January 2000, Mr. Mitarotonda launched Barington Companies Equity Partners Fund, a small and mid-capitalization value fund. Mr. Mitarotonda is also chairman, president and chief executive officer of Barington Companies Investors, LLC, the general partner of Barington Companies Equity Partners, L.P. and of Barington Companies Advisors, LLC, the investment advisor of Barington Companies Offshore Fund, Ltd., an offshore small and mid-capitalization value fund. Since May 2003, Barington Capital Group, L.P. was no longer registered with the Financial Industry Regulatory Authority, Inc. In 2004 and from 2006 to 2007, Mr. Mitarotonda served as President and Chief Executive Officer of Dynabazaar, Inc. From 2003 to 2004, he served as either Co-Chief Executive Officer or sole Chief Executive Officer of LQ Corporation, Inc. From 2001 to 2004, he served as President and Chief Executive Officer of MM Companies, Inc. (now known as George Foreman Enterprises Inc.). In 1988, Mr. Mitarotonda

co-founded Commonwealth Associates, a boutique investment banking, brokerage and securities trading firm. From 1988 to 1991, he served as Chairman of the Board of Commonwealth Associates and for a part of that time was Co-Chief Executive Officer of JMJ Management Company Inc., the general partner of Commonwealth Associates. From 1984 to 1988, Mr. Mitarotonda was a Senior Vice President/Investments at D.H. Blair & Co., an investment bank, brokerage and securities trading firm. From July 1981 to November 1984, he served as a branch manager and head of New York Home Equity Financing and Credit Service at Citibank.

Mr. Mitarotonda currently serves as a director of A. Schulman Inc. (NASDAQ: SHLM), Griffon Corporation (NYSE: GFF) and The Pep Boys-Manny, Moe & Jack (NYSE: PBY). He has served as a director of Register.com, Inc. (formerly NASDAQ: RCOM), Dynabazaar, Inc. (formerly OTCBB: FAIM), LQ Corporation, Inc. (formerly OTCBB: LQCI) and MM Companies, Inc. (now known as George Foreman Enterprises Inc.) (OTCBB: GFME). Mr. Mitarotonda is also an active philanthropist in the New York metropolitan area. He is a board member of The Friends of Green Chimneys, a non-profit organization in Westchester County, which focuses on providing services for children with emotional, behavioral and learning challenges.

Mr. Mitarotonda received a B.A. in Economics from Queens College, City University, New York, in 1977. He also received his M.B.A. from New York University’s Graduate School of Business Administration (now known as the Stern School of Business) in 1979.

In order to assist in value creation, Barington may seek representation on the board of directors of the public companies its funds invest in. From time to time, Barington may engage in a proxy contest to obtain such board representation. As the Chairman of the Board, President and Chief Executive Officer of Barington, Mr. Mitarotonda has been involved in several proxy contests, each of which are related to public companies Barington’s funds have invested in.

Jerry Markowitz, Director — Mr. Markowitz is currently a partner in Conifer Securities, a supplier of infrastructure for investment managers. Prior to joining Conifer Securities in 2006, he was Managing Director and Member of the Executive Committee at Montgomery Securities and was responsible for starting their private client, high yield, equity derivatives and prime brokerage divisions. Prior to Montgomery Securities, he was a Managing Director of L.F. Rothschilds Institutional Equity Department. Mr. Markowitz was previously responsible for institutional trading at Prudential Bache Securities. He serves on the Board of Directors and on the Audit Committee of Market Axess Inc., and on the Advisory Board of Thomas Weisel Partners Group, Inc. He studied engineering at the University of Virginia from 1957 to 1959 and studied accounting at New York University from 1959 to 1961.

In addition, Mr. Markowitz is on the board of the child study center at N.Y.U. and the board of the collaborative problem solving institute at Massachusetts General Hospital in Boston.

Role of our Directors

The members of our board of directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

Although all members of the board of directors will be invited and encouraged to attend annual meetings of stockholders, we do not have a policy with respect to such attendance. We will seek to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our board of directors.

Executive Officer and Director Compensation

None of our executive officers or directors has received any compensation for service rendered. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We have agreed not to enter into our initial business combination with any entity in which any of our initial stockholders, officers, directors or their respective affiliates has a financial interest in an amount equal to or in excess of 5% of the outstanding equity securities of such entity.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee to be effective upon completion of this offering. Each committee will be composed of three directors.

Audit Committee

Upon completion of this offering, our audit committee will consist of Messrs.                     ,                  and                     , with Mr.                      serving as chair. As required by the rules of the American Stock Exchange, each of the members of our audit committee will be able to read and understand fundamental financial statements, and we consider Mr.                      to qualify as an ‘‘audit committee financial expert’’ and as ‘‘financially sophisticated’’ as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and approving all payments made to our initial stockholders, officers, directors and affiliates, other than the repayment of advances of $175,000 to Ramius, Barington and Messrs. Wright and Bernikow made to us to cover offering-related and organizational expenses and the payment of an aggregate of $7,500 per month to Barington for office space, secretarial and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Governance and Nominating Committee

Upon completion of this offering, our governance and nominating committee will consist of Messrs.                     ,                  and                     . The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Compensation Committee

In light of the fact that no officers or directors will receive compensation prior to our initial business combination, our board of directors has concluded that a compensation committee is unnecessary.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Governance and Nominating Committee Charter, generally provide that each candidate will be considered and evaluated based upon an assessment of the following criteria:

•	Whether the candidate is independent pursuant to the requirements of the American Stock Exchange;

•	Whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•	Whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an ‘‘audit committee financial expert,’’ as defined by the Securities and Exchange Commission;

•	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•	Whether the candidate has knowledge of our company and issues affecting us;

•	Whether the candidate is committed to enhancing stockholder value;

•	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

•	Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of board of directors membership;

•	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest;

•	Whether the candidate is able to develop a good working relationship with other board of directors’ members and contribute to our board of directors’ working relationship with our senior management; and

•	Whether the candidate is able to suggest business opportunities to us.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees to be effective upon completion of this offering, and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	Mr. Wright is a party to an employment agreement dated as of June 28, 2006 with Intelsat Holdings, Ltd., which provides that Mr. Wright serve as its Chairman of the Board through July 3, 2008. Pursuant to Mr. Wright’s employment agreement, he is subject to the following restrictions: (i) Mr. Wright’s involvement with our company is limited to 15 business days or fewer prior to July 3, 2008; (ii) Mr. Wright shall avoid any actual or potential conflicts of interest with Intelsat and its business; (iii) during the one year period following his employment with Intelsat, in the event that we consider involvement with any target business that is (or is considering becoming) competitive with the businesses conducted by Intelsat and/or its affiliates, Mr. Wright shall recuse himself from all involvement relating to such consideration or evaluation and will not in any way advise us in this regard; and (iv) during the one year period following his employment with Intelsat, in the event that we become involved with any target business that is (or is considering becoming) competitive with the businesses conducted by Intelsat and/or its affiliates, Mr. Wright shall, immediately upon learning of such involvement, resign from his position as our Chairman and Chief Executive Officer and shall not in any way advise or assist us with respect to such target business.

•	Members of our management team are not required to commit their full time to our affairs and, we cannot assure you that they will commit any minimum amount of time to our affairs. Accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	Although Messrs. Wright, Bernikow and Markowitz have entered into non-compete agreements with us providing that until the earlier of our initial business combination and our liquidation, none of these individuals will become affiliated with any other blank check company, certain of our other founding stockholders and members of our management team are now, as described below, or may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

•	Peter A. Cohen, one of our directors, is currently a special advisor to Mistral Acquisition Company, a blank check company that is currently in registration. In addition, Ramius SPAC Holdings, LLC, an affiliate of Ramius, is one of the founding stockholders of Mistral Acquisition Company. Although Mistral Acquisition Company intends to focus its efforts on companies in the consumer products and consumer services and media industries, which is different from our focus, Mr. Cohen and Ramius may have conflicts of interest in determining whether a particular business opportunity should be presented to Mistral Acquisition Company or to us. We cannot assure you that these conflicts will be resolved in our favor.

•	Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities, which are presented to them while serving in their capacity as a director or affiliate of another entity, to such entity prior to presenting them to us. Accordingly, members of our management team and our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled ‘‘Directors and Executive Officers.’’

•	Since our officers and directors, or their respective affiliates, beneficially own shares of common stock which will be worthless if we do not consummate a business combination, our board may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. This ownership interest may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•	Unless we consummate our initial business combination, our initial stockholders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 36 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our initial stockholders, officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our initial stockholders, officers or directors, or their respective affiliates, could influence our officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. Specifically, our officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

Each of our officers and directors are executive officers and/or directors of other companies. As a result, each may have fiduciary or other obligations to such companies that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. To the extent that any officer or director may initially identify a specific business opportunity in his capacity as an officer or director of another company that fits the acquisition criteria of our company as well as of that other company, the officer or director must honor his fiduciary or other legal obligations to such other company. Accordingly, there may be circumstances where officers and directors may not be in a position to present business opportunities to us unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities. See ‘‘Management – Directors and Executive Officers.’’

The following paragraphs summarize the relevant pre-existing fiduciary or contractual obligations of our officers and directors.

Joseph R. Wright, our chairman and chief executive officer, serves as the chairman of the board of Intelsat Ltd. and is a member of the board of directors of Terremark Worldwide and Scientific Games Corporation.

Alan S. Bernikow, our vice chairman, chief financial officer and secretary, is subject to an agreement with Deloitte & Touche which precludes Mr. Bernikow, without first obtaining the consent of Deloitte & Touche, from competing with Deloitte & Touche or being a member of the board of directors of a Deloitte & Touche audit client. Mr. Bernikow also serves as a member of the board of directors of Revlon, Inc., Revlon Consumer Products Corporation, Mack-Cali Realty Corporation, Casual Male Retail Group Inc. and UBS Global Asset Management (US) Inc.

Peter A. Cohen, a member of our board of directors, is the founder and a managing member of Ramius Capital Group, LLC, an absolute return, multi-strategy registered investment advisor. As such, Mr. Cohen has certain fiduciary obligations to investors in Ramius and the funds that it manages that may conflict with his fiduciary obligations to us, particularly with respect to business opportunities that may be appropriate both for Ramius and for us. Ramius’ equity investments in companies generally are significantly smaller than the investment being contemplated for our initial business combination and made without the intention of acquiring the target. However, we might compete with Ramius’ funds (acting alone or in a group with other investors) for a possible target. Mr. Cohen also serves as a member of the board of directors of L-3 Communications Holdings, Inc. and Scientific Games Corporation.

James A. Mitarotonda, a member of our board of directors, is Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm. As such, Mr. Mitarotonda has certain fiduciary obligations to Barington and investors in the funds that Barington manages that may potentially conflict with his fiduciary obligations to us, particularly with respect to business opportunities that may be appropriate both for Barington and for us. While the funds that Barington manage primarily invest in public companies, they are also authorized to invest in private companies or portions thereof, with private company investments limited to not more than 20% of each fund’s capital. As a result, the potential exists that we might compete with such funds

(acting alone or in a group with other investors) for a possible target. Mr. Mitarotonda also serves as a director of A. Schulman Inc., Griffon Corporation and The Pep Boys-Manny, Moe & Jack.

Jerry Markowitz, a member of our board of directors, serves as a director and is a member of the audit committee of Market Axess Inc. and on the advisory board of Thomas Weisel Partners Group, Inc.

We do not believe these conflicts will have a material effect on our ability to consummate a business combination. To further minimize potential other conflicts of interest, we have agreed not to enter into our initial business combination with any entity in which any of our initial stockholders, officers or directors, or their respective affiliates, has a financial interest in an amount equal to or in excess of 5% of the outstanding equity securities of such entity.

Principal Stockholders

The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of February 28, 2008, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the founders’ warrants or private placement warrants, as these warrants are not exercisable within 60 days of the date of this prospectus.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering(2)
Joseph R. Wright	1,164,920	29.1%	5.8%
Alan S. Bernikow	892,020	22.3%	4.5%
Ramius United Services SPAC, LLC(3)	1,090,480	27.3%	5.5%
James A. Mitarotonda(4)	817,580	20.4%	4.1%
Jerry Markowitz	35,000	*	*
All executive officers and directors as a group (5 individuals)	4,000,000	100.0%	20.0%

*	Less than 1.0%
(1)	Unless otherwise indicated, the business address of each of the individuals is 888 Seventh Avenue, 17th Floor, New York 10019.
(2)	Assumes the sale of 16,000,000 units in this offering, but not the exercise of any of the warrants included in the public units or exercise of the underwriters’ over-allotment option.
(3)	The business address of Ramius United Services SPAC, LLC is 666 Third Avenue, 26th Floor, New York, New York 10017. RCG Enterprise, Ltd (‘‘Enterprise’’) and RCG PB, Ltd (‘‘RCG PB’’) are non-managing members of Ramius SPAC Holdings, LLC. Ramius Advisors, LLC (‘‘Ramius Advisors’’) is the investment advisor of RCG PB and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG PB. Ramius Advisors is also the managing member of Ramius United Services SPAC, LLC and consequently has voting control and investment discretion over securities held by Ramius United Services SPAC, LLC. Ramius Advisors disclaims beneficial ownership of these shares. Ramius is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors. Ramius is also the investment manager of Enterprise and may be considered the beneficial owner of any securities deemed to be beneficially owned by Enterprise. Ramius disclaims beneficial ownership of these shares. C4S & Co., L.L.C. is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius. C4S & Co., L.L.C. disclaims beneficial ownership of these shares. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C. and may be considered the beneficial owners of any securities deemed to be beneficially owned by C4S & Co., L.L.C. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.
(4)	Shares are held by The Barington Companies Equity Partners, L.P., Barington Companies Offshore Fund, Ltd., Barington Capital Group, L.P. and Barington Investments, L.P. James A. Mitarotonda has sole voting and dispositive power over the shares held by these entities.

On February 11, 2008, our founding stockholders entered into an agreement with us to purchase 4,100,000 private placement warrants at a price of $1.00 per warrant, simultaneously with the closing of the offering. The $4.1 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $4.1 million will be part of the liquidation distribution to our public stockholders, and the private placement warrants will expire worthless. The founders’ warrants and private placement warrants and underlying shares of common stock are entitled to registration rights as described under ‘‘Description of Securities.’’

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 600,000 founders’ units will be subject to forfeiture. Our founding stockholders will be required to forfeit only a number of founders’ units necessary to maintain our initial stockholders’ 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units, including the number of founders’ units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain the initial stockholders’ 20% ownership interest in our common stock after giving effect to the offering and the increase or decrease, if any, in the units offered hereby. We will not make or receive any cash payment in respect of any such adjustment.

Transfer Restrictions

Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares and founders’ warrants (and the underlying shares) until 180 days after the consummation of our initial business combination and our founding stockholders have agreed not to sell or transfer the private placement warrants (and the underlying shares) until after we complete our initial business combination, except in each case to permitted transferees. Permitted transferees must agree to be bound by the same transfer restrictions, voting, waiver and forfeiture provisions applicable to such securities. All of the founders’ units, founders’ shares and founders’ warrants (and the underlying shares) will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. We refer to these agreements as ‘‘lock-up agreements.’’ While the securities held by our initial stockholders from time to time, including the founders’ warrants and private placement warrants (and underlying shares), are subject to registration rights, permitted transfers are not required to be registered to the extent such transfers are pursuant to a registration exemption provided by applicable securities laws and regulations.

The permitted transferees under the lock-up agreements are our officers, directors and initial stockholders and their respective affiliates.

During the lock-up period, our initial stockholders and any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock (except that our initial stockholders have agreed to vote their founders’ shares in accordance with the majority of shares of common stock voted by the public stockholders in connection with the stockholders votes required to approve any amendment to extend our corporate existence and our initial business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and our founding stockholder, officers and directors have agreed to vote any shares of common stock acquired in this offering or the secondary market in favor of any amendment to extend our corporate existence, our initial business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, our initial stockholders have waived the right to receive any portion of the liquidation proceeds with respect to the founders’ shares. Any permitted transferees to whom the founders’ shares are transferred will also agree to waive that right.

We consider Joseph R. Wright and Alan S. Bernikow to be our ‘‘promoters,’’ as this term is defined under U.S. federal securities laws.

 Certain Relationships and Related Transactions

On January 28, 2008, our founding stockholders purchased 4,600,000 units for $25,000 in cash, at a purchase price of approximately $0.005 per unit. Our determination of the purchase price of the founders’ units was based on the terms of such units, including their illiquidity and forfeiture of conversion rights, and the fact that prior to the sale of such securities, we had no assets or operating history. In addition, we looked at the price of the founders’ units of other similarly structured blank check companies in making such determination. Subsequent to the purchase of these founders’ units, our founding stockholders transferred at no cost an aggregate of 35,000 of these founders’ units to Jerry Markowitz, one of our directors. The units our founding stockholders purchased include up to 600,000 units that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our founding stockholders will be required to forfeit only a number of founders’ units necessary for the founders’ shares to represent 20% of our outstanding common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.

The founders’ shares are identical to the shares of common stock included in the units being sold in this offering, except that our initial stockholders have agreed:

•	that the founders’ shares are subject to the transfer restrictions described below;

•	to vote the founders’ shares in the same manner as the majority of shares cast by public stockholders in connection with the votes required to approve an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period), our initial business combination and amend our certificate of incorporation to provide for our perpetual existence; and

•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate a business combination.

In addition, our founding stockholders and each of our officers and directors have agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. As a result, none of our initial stockholders, officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

The founders’ warrants are identical to those included in the units being sold in this offering, except that:

•	the founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•	the founders’ warrants will become exercisable after the consummation of our initial business combination if and when (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

•	the founders’ warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and

•	the founders’ warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the founders’ warrants and private placement warrants will not be issued pursuant to a registration statement so long as they are held by our initial stockholders or their permitted transferees, the warrant agreement provides that the founders’ warrants and private placement warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Our founding stockholders have agreed to purchase 4,100,000 private placement warrants at a price of $1.00 per warrant using their own funds (without borrowing or otherwise financing this purchase), simultaneously with the closing of this offering. Our determination of the purchase price of the private placement warrants was based on the terms of such warrants, including restrictions on transferability, and an analysis of recent market values of warrants of similarly structured blank check companies. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at Smith Barney, a division of Citigroup Global Markets Inc., to be maintained by Continental Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $4.1 million purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below. The private placement warrants will be non-redeemable so long as they are held by our founding stockholders or their permitted transferees and may be exercised by our founding stockholders or their permitted transferees on a cashless basis. With the exception of the terms noted above, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of the founders’ warrants, until 180 days after the consummation of our initial business combination except to certain permitted transferees as described above under the heading ‘‘Principal Stockholders – Transfer Restrictions,’’ who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions. All of the founders’ units, founders’ shares and founders’ warrants, including the common stock issuable upon exercise of the founders’ warrants, will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our founding stockholders have agreed not to sell or transfer the private placement warrants until after we complete our initial business combination except to certain permitted transferees as described above under the heading ‘‘Principal Stockholders – Transfer Restrictions,’’ who must agree to be bound by these same transfer restrictions.

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ units, founders’ shares , founders’ warrants, private placement warrants, and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the lock-up period applicable to the securities being registered and with respect to all of the warrants and the underlying shares of common stock, after the relevant warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see ‘‘Description of Securities – Securities Eligible for Future Sale – Registration rights’’ for more information.

As of January 28, 2008, Ramius, Barington and Messrs. Wright and Bernikow have advanced on our behalf a total of $175,000, which amount was used to pay a portion of the expenses of this offering and our organization. These advances are non-interest bearing and unsecured and are due at the earlier of January 27, 2009, and the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust.

On completion of this offering, we have agreed to pay Barington a monthly fee of $7,500 for office space and administrative services, including secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

We will reimburse our initial stockholders, officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $2.0 million, subject to adjustment, on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made by us to our initial stockholders, officers, directors and their respective affiliates, other than repayment of advances of $175,000 Ramius, Barington and Messrs. Wright and Bernikow made to us to cover offering-related and organizational expenses and payment of an aggregate of $7,500 per month to Barington for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.0 million, subject to adjustment, on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Each of Messrs. Wright, Bernikow and Markowitz has entered into a non-compete agreement with us providing that until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, and our liquidation, none of these individuals will become a sponsor, promoter, officer, director or stockholder of any other blank check company. Each of our officers and directors has agreed, until the earliest of consummation of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value in excess of $128,000,000, subject to any fiduciary or pre-existing contractual obligations he might have.

Other than (i) reimbursable out-of-pocket expenses payable to our initial stockholders, officers, directors and our and their affiliates, (ii) repayment of advances of $175,000 Ramius, Barington and Messrs. Wright and Bernikow made to us to cover offering-related and organizational expenses and (iii) an aggregate of $7,500 per month paid to Barington for office space, secretarial and administrative services, no compensation or fees of any kind, including finder’s and consulting fees, will be paid by us to any of our initial stockholders, officers or directors, or their affiliates.

Description of Securities

Our authorized capital stock consists of 60,000,000 shares of common stock, $0.0001 par value, of which 20,000,000 shares will be outstanding following this offering (assuming no exercise of the underwriters’ over-allotment option), and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock, subject to adjustment. Except as described below with respect to redemption of the warrants, holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The common stock and warrants comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Form 8-K and having issued a press release announcing when such separate trading will begin as described below.

In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Common Stock

General

As of the date of this prospectus, there were 4,600,000 shares of our common stock outstanding, held by our initial stockholders. See ‘‘Founders’ Shares’’ below. This includes an aggregate of 600,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). On closing of this offering (assuming no exercise of the underwriters’ over-allotment option), 20,000,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Our initial stockholders have agreed, in connection with the stockholder votes required to approve an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period), if any, our initial business combination and an amendment to amend our amended and restated certificate of incorporation, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders, and our founding stockholders and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of the proposed business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus. As a result, none of our initial stockholders, officers or directors will be eligible to exercise conversion rights for any shares they hold if our initial business combination is approved by a majority of our public stockholders who vote in connection with our initial business combination. In connection with the vote required for the amendment to extend our corporate existence and amendment to our amended and restated certificate of incorporation to provide for our perpetual existence or our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present or represented. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be presented to each stockholder entitled to vote at the meeting. If our stockholders vote on any other matters at an annual or special meeting, our founding stockholders and our officers and directors may vote all of their shares, whenever acquired, as they see fit.

We will proceed with the initial business combination only if a majority of the common stock voted by public stockholders (including our initial stockholders with respect to shares purchased in this offering or otherwise acquired in the public markets by them) are voted in favor of the business combination, a majority of our outstanding shares of common stock approve an amendment to our amended and restated certificate of incorporation to allow our perpetual existence, and public stockholders owning less than 30% of the shares sold in this offering vote against the business combination and exercise their conversion rights on a cumulative basis, taking into consideration stockholders converting their shares in connection with the proposal that may be presented to our stockholders in connection with the amendment to extend our corporate existence. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. A stockholder must have also exercised the conversion rights for a conversion to be effective.

If we are forced to liquidate prior to our initial business combination, our public stockholders shares are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $2.0 million in interest income, subject to adjustment, on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. Neither our initial stockholders, nor any other person or entity, has agreed to advance the funds necessary to complete the liquidation.

If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ shares if we do not consummate an initial business combination. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote (i) against the amendment to extend our corporate existence, and it is approved, or (ii) against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Founders’ Units and Founders’ Shares

On January 28, 2008, our founding stockholders purchased 4,600,000 units for $25,000 in cash, at a purchase price of approximately $0.005 per unit. Subsequent to the purchase of these founders’ units, our founding stockholders transferred at no cost an aggregate of 35,000 of these founders’ units to Jerry Markowitz, one of our directors. The founders’ units our founding stockholders purchased include up to 600,000 units that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our founding stockholders will be required to forfeit only a number of founders’ units necessary for the founders’ shares to represent 20% of our outstanding common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ units, including the number of founders’ units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our initial stockholders’ 20% percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

Our initial stockholders have agreed that they will not sell or transfer the founders’ shares until 180 days after the consummation of our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions, as described in ‘‘Principal Stockholders – Transfer Restrictions,’’ to waive their rights to participate in a liquidation if we do not consummate our initial business combination, to vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with the stockholder votes required to approve an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 36 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period, we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period), if any, our initial business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and to the forfeiture provisions described herein. In addition, the founders’ shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

Preferred Stock

Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation will prohibit us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the date of this prospectus or the completion of our initial business combination.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part; at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.75 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a ‘‘cashless basis.’’ If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the ‘‘fair market value’’ in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholders or founding stockholders, as the case may be, and their respective transferees would still be entitled to exercise their founders’ warrants and private placement warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founders’ Warrants and Private Placement Warrants

The founders’ warrants are identical to the warrants included in the units being sold in this offering, except that:

•	the founders’ warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•	the founders’ warrants will become exercisable after the consummation of our initial business combination if and when (i) the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

•	the founders’ warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and

•	the founders’ warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.

If the founders’ warrants are held by holders other than the initial stockholders or their permitted transferees, the founders’ warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

The private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis and that such warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until after the completion of our initial business combination (except, among other limited exceptions as described under ‘‘Principal Stockholders – Transfers Restrictions,’’ to our officers, directors and employees) and they will not be redeemable by us so long as they are held by our founding stockholders or their permitted transferees. If the private placement warrants are held by holders other than the founding stockholders or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the founders’ warrants or private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our founding stockholders or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. The founders’ warrants are subject to different restrictions on exercise from the warrants being sold in this offering and the private placement warrants. The founders’ warrants may not be exercised unless and until (i) the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering.

The founders’ warrants (including the common stock issuable upon exercise of these warrants) will not be transferable, assignable or saleable until the date that is 180 days after the date we complete our initial business combination and the private placement warrants will not be transferable, assignable or saleable until after we complete our initial business combination, except that, among other limited exceptions as described under ‘‘Principal Stockholders – Transfers Restrictions’’ transfers can be made to our officers, directors and employees, if such persons agree to the transfer restrictions and voting, waiver and forfeiture provisions described therein.

In addition, our initial stockholders and founding stockholders are entitled to registration rights with respect to the founders’ warrants, private placement warrants and underlying shares under a registration rights agreement to be signed on or before the closing of this offering.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered or mailed to and received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation will provide that our directors and officers will be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether the Delaware General Corporation Law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 20,000,000 shares of common stock outstanding. Of these shares, the 16,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,000,000 shares and 8,100,000 warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Our initial stockholders have agreed not to sell or transfer the founders’ units, founders’ shares or founders’ warrants, including the common stock issuable upon exercise of the founders’ warrants, until 180 days after the consummation of our initial business combination, and our founding stockholders have agreed not to sell or transfer the private placement warrants, including the common stock issuable upon exercise of the private placement warrants, until after the consummation of our initial business combination, in each case except to permitted transferees as described under the heading ‘‘Principal Stockholders – Transfer Restrictions,’’ who must agree to be bound by the same transfer restrictions.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 200,000 shares and 201,000 warrants immediately after this offering; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell the founders’ units, founders’ shares, founders’ warrants (and the underlying shares) and our founding stockholders will be able to sell the private placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration rights

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ units, founders’ shares, founders’ warrants, private placement warrants, and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the applicable lock-up period applicable to the securities being registered and with respect to warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. In addition, our initial stockholders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to the date on which the founders’ units are no longer subject to a lock-up agreement. With respect to the private placement warrants and the underlying shares of common stock, our founding stockholders have certain ‘‘piggy-back’’ registration rights on registration statements filed after the private placement warrants become exercisable by their terms. Permitted transferees will be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol ‘‘        .U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘        ’’ and ‘‘        .WS,’’ respectively. We cannot assure you that our securities will be listed, and, if listed, that our securities will continue to be listed on the American Stock Exchange.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income and estate tax consequences to an investor of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders of our securities will hold our securities as capital assets (generally for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a holder of our securities in light of that holder’s particular circumstances. In addition, this discussion does not address (a) U.S. estate or gift tax laws, except to the limited extent set forth below, (b) state, local or foreign tax consequences, or (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, grantor trusts, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, S corporations, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States, investors who received our securities as compensation or investors that acquire, hold, or dispose of our securities as part of a straddle, hedge, wash sale, constructive sale, conversion transaction or integrated transaction. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships for U.S. federal tax purposes or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities, and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, United States Treasury Regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the United States Internal Revenue Service (‘‘IRS’’), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this prospectus, the term ‘‘U.S. person’’ means a person that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State or political subdivision thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term ‘‘U.S. holder’’ means a beneficial owner of our securities that is a U.S. person, and the term ‘‘non-U.S. holder’’ means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. In the event of a business combination involving our acquisition of a non-U.S. target, special rules (e.g., passive foreign investment company and controlled foreign corporation rules) may apply. Each prospective investor in our securities is urged to consult its own tax advisors with respect to the particular tax consequences to it of the acquisition, ownership and disposition of our securities, including the effect of any U.S. federal tax laws other than income and estate tax laws, any state, local, or foreign tax laws, and any applicable tax treaties.

Allocation of Purchase Price of a Unit Between the Common Stock and the Warrant

For U.S. federal income tax purposes, a U.S. holder and non-U.S. holder of a unit must allocate the purchase price of a unit between the share of common stock and the warrant comprising each unit based on the relative fair market value of each. A holder’s initial tax basis in the share of common stock and the warrant comprising each unit should equal the portion of the purchase price of the unit allocated thereto. Prospective investors are urged to consult their own tax advisers with respect to the risks associated with an allocation of the purchase price between the common stock and the warrant comprising each unit.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, the distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘U.S. Holders – Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock’’ below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the applicable holding period requirements are satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the limitation on the deduction of investment interest), if the applicable holding period requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute ‘‘qualified dividends’’ that will be subject to tax at the maximum tax rate accorded to long-term capital gains (currently 15%) for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty as to whether the conversion rights with respect to the common stock, described above under ‘‘Proposed Business – Effecting a Business Combination – Conversion rights for stockholders voting to reject the amendment to extend our corporate existence or our initial business combination,’’ may suspend the running of the applicable holding period with respect to the dividends received deduction or the capital gains tax rate on qualified dividends, as the case may be.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of shares of our common stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a taxable sale, exchange, or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for our common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in the common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for taxable years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to certain limitations.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale or exchange of our common stock by the U.S. holder for U.S. federal income tax purposes, the U.S. holder will be treated as described under ‘‘U.S. Holders – Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock’’ above. If that redemption does not qualify as a sale or exchange of our common stock for U.S. federal income tax purposes, the U.S. holder will be treated as receiving a corporate distribution. Whether that redemption qualifies for sale or exchange treatment will depend largely on the percentage of our stock treated as held by the U.S. holder. In determining the amount of our stock held by a U.S. holder, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include the common stock issuable upon exercise of the warrants.

The conversion of our common stock generally will be treated as a sale or exchange of common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is ‘‘substantially disproportionate’’ with respect to the U.S. holder, (2) results in a ‘‘complete termination’’ of the U.S. holder’s interest in us or (3) is ‘‘not essentially equivalent to a dividend’’ with respect to the U.S. holder. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of our common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder at the time of conversion are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock (including stock constructively owned through ownership of our warrants). The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a ‘‘meaningful reduction’’ of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a holder of less than 1% of the shares of a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under ‘‘U.S. Holders – Taxation of Distributions’’ above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of our common stock, and such persons should consult their own tax advisors in that regard. Each U.S. holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss by reason of its exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock it receives upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— Allocation of Purchase Price of a Unit Between the Common Stock and the Warrant’’) and the exercise price (i.e., initially $7.50 per share of our common stock). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

While not entirely clear under current law, a cashless exercise of a warrant following a call for redemption as described above under ‘‘Description of Securities – Warrants – Public Stockholders’ Warrants’’ generally should be treated as a non-taxable recapitalization for U.S. federal income tax purposes. Under this treatment, a U.S. holder’s basis in the common stock received generally would equal the holder’s basis in the warrant and the holding period of the common stock received generally would include the holding period of the warrant. If the cashless exercise were not treated as a non-taxable recapitalization, but were otherwise treated as a non-taxable transaction for U.S. federal income tax purposes, a U.S. holder’s holding period in the common stock would likely be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Alternatively, it is possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized, depending upon which of the various possible taxable characteristics were to apply.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of a warrant, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of such a cashless exercise.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Upon a taxable sale or exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— Allocation of Purchase Price of a Unit Between the Common Stock and the Warrant’’). Upon expiration of a warrant (whether or not held as part of a unit at the time of expiration), a U.S. holder will recognize a loss in an amount equal to the U.S. holder’s tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and would be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of our common stock (including any constructive distributions treated as dividends on the warrants as described in ‘‘— U.S. Holders – Possible Constructive Dividends,’’ above), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under ‘‘Non-U.S. Holders – Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below. In addition, if we determine that we are likely to be classified as a ‘‘U.S. real property holding corporation’’ (see ‘‘Non-U.S. Holders – Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s U.S. federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a ‘‘branch profits tax’’ at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (or under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock or warrants are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock or warrants, as applicable, at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of. There can be no assurance that our common stock or warrants will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional ‘‘branch profits tax’’ at a 30% rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) generally will be subject to a flat 30% U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above will generally be subject to a 10% withholding tax, which may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s U.S. federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules or reduced tax rates.

Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a U.S. real property holding corporation in the future until we consummate an initial business combination. Very generally, we will be classified as a U.S. real property holding corporation if the fair market value of our ‘‘U.S. real property interests’’ equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under ‘‘U.S. Holders – Conversion of Common Stock’’ above, and the consequences of the conversion to the non-U.S. holder will be as described above under ‘‘Non-U.S. Holders – Taxation of Distributions’’ and ‘‘Non-U.S. Holders – Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants,’’ as applicable.

Proposed Treasury Regulations would require public companies and intermediaries (e.g., brokers, custodian and other withholding agents) to withhold 30% of payments made to foreign persons in redemption of publicly traded stock. Under these Proposed Regulations, certain U.S. intermediaries could elect to escrow (in lieu of withholding) the amount that would otherwise be withheld for up to 60 days until the foreign person certifies to the intermediary whether the redemption would be treated as a nontaxable sale or exchange or a distribution subject to withholding. The Proposed Regulations, if finalized in their current form, would apply to redemptions occurring after December 31, 2008.

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described above under ‘‘U.S. Holders – Exercise of a Warrant.’’

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or a resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

U.S. holders (except for certain exempt recipients) generally are subject to information reporting requirements with respect to dividends paid on our common stock and on the proceeds from the sale, exchange or disposition of our common stock or warrants. In addition, a U.S. holder generally is subject to backup withholding (currently at a rate of 28%) on dividends paid on our common stock, and on the sale, exchange or other disposition of our common stock or warrants, unless such U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9, or otherwise satisfies the certification requirements necessary to avoid backup withholding.

A non-U.S. holder generally is subject to information reporting but not backup withholding with respect to dividends paid on our common stock. Non-U.S. holders are generally not subject to information reporting or backup withholding with respect to the proceeds from the sale, exchange or other disposition of our common stock or warrants, provided that a non-U.S. holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 or otherwise satisfies the certification requirements necessary to avoid backup withholding.

The amount of any backup withholding from a payment will be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Underwriting

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Citigroup Global Markets Inc.
Total	16,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $          per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $          per unit on sales to other dealers. If all of the units are not sold to the public at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 2,400,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

The 180-day lock-up period described in the preceding paragraph will be automatically extended if (i) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event, or (ii) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

In addition, (i) our initial stockholders have agreed, subject to certain limited exceptions, not to sell or transfer any of the founders’ units, founders’ shares or founders’ warrants (including the underlying shares) until 180 days after the date on which we complete our initial business combination and (ii) our founding stockholders have agreed, subject to certain limited exceptions, not to sell or transfer any of the private placement warrants (including the underlying shares) until after we complete our initial business combination.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a ‘‘relevant member state’’), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the ‘‘relevant implementation date’’), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an ‘‘offer of units to the public’’ in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (‘‘Qualified Investors’’) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We have applied to have the units listed on the American Stock Exchange under the symbol ‘‘        .U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘        ’’ and ‘‘        .WS,’’ respectively. We cannot assure you that our securities will be listed, and, if listed, that our securities will continue to be listed on the American Stock Exchange.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by United Services Management Corporation
	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$11,200,000	$12,880,000

The amounts paid by us in the table above include $5.2 million in deferred underwriting discounts and commissions (or approximately $5.98 million if the over-allotment option is exercised in full), an amount equal to 3.25% of the gross proceeds of this offering, which will be placed in the trust account until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Accordingly, the distribution of the units in this offering will be completed once all the units have been sold, there are no more selling efforts, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that the underwriters may have, the exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make ‘‘naked’’ short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $750,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

 Legal Matters

The validity of the securities offered by this prospectus will be passed upon by Kramer Levin Naftalis & Frankel LLP, New York, New York. In connection with this offering, Davis Polk & Wardwell, New York, New York is acting as counsel to the underwriters.

 Experts

The financial statements as of January 31, 2008, and for the period from January 3, 2008 (inception) to January 31, 2008, have been so included herein in reliance on the report of Rothstein Kass & Company, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

 Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

 Index to Financial Statements

United Services Management Corporation

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
    United Services Management Corporation

We have audited the accompanying balance sheet of United Services Management Corporation (a corporation in the development stage) (the ‘‘Company’’) as of January 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period from January 3, 2008 (date of inception) to January 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2008, and the results of its operations and its cash flows for the period from January 3, 2008 (date of inception) to January 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
February 11, 2008
(except for Notes 1 and 5, as to
which the date is February 22, 2008)

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

Balance Sheet

January 31, 2008
ASSETS
Current assets:
Cash	$200,000
Other assets:
Deferred offering costs	96,255
Total assets	$296,255
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,000
Accrued offering costs	96,255
Notes payable – stockholders	175,000
Total current liabilities	$272,255
Commitments
Stockholders’ equity:
Common stock, $0.0001 par value; 60,000,000 shares authorized; 4,600,000 shares issued and outstanding	460
Additional paid-in capital	24,540
Deficit accumulated during the development stage	(1,000)
Total stockholders’ equity	24,000
Total liabilities and stockholders’ equity	$296,255

See accompanying notes to financial statements.

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

Statement of Operations

Period from January 3, 2008 (inception) to January 31, 2008

Revenue:
Formation and operating costs	$1,000
Net loss	$(1,000)
Weighted average number of common shares outstanding, basic and diluted	4,600,000
Net loss per common share, basic and diluted	$—

See accompanying notes to financial statements.

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

Statement of Stockholder’s Equity

Period from January 3, 2008 (inception) to January 31, 2008

	Common Stock		Addition Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholder’s Equity
	Shares	Amount
Sale of common stock issued to the initial stockholders on January 28, 2008 at approximately $.005 per share	4,600,000	$460	$24,540	$—	$25,000
Net loss	—	—	—	(1,000)	(1,000)
Balance at January 31, 2008	4,600,000	$460	$24,540	$(1,000)	$24,000

See accompanying notes to financial statements.

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

Statement of Cash Flows

Period from January 3, 2008 (inception) to January 31, 2008

Cash flows from operating activities:
Net loss	$(1,000)
Adjustment to reconcile net loss to net cash provided by operating activities:
Change in operating liabilities:
Accrued expenses	1,000
Cash provided by operating activities:	—
Cash flows from financing activities:
Proceeds from notes payable, stockholders	175,000
Proceeds from issuance of common stock to the initial stockholders	25,000
Cash provided by financing activities:	200,000
Net increase in cash:	200,000
Cash, beginning of period:	—
Cash, end of period:	$200,000
Supplemental schedule of non-cash financing activities:	—
Accrual of deferred offering costs	$96,255

See accompanying notes to financial statements.

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

United Services Management Corporation (a corporation in the development stage) (the ‘‘Company’’) was incorporated in Delaware on January 3, 2008. The Company was formed to acquire one or more businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of units as described in Note 3 below (the ‘‘Proposed Offering’’), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more businesses or assets (‘‘Business Combination’’). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately 98.3% of the gross proceeds (including the purchase price of the private placement warrants), after payment of certain amounts to the underwriters, will be held in a trust account (‘‘Trust Account’’) and invested in U.S. ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, until the earlier of (i) the consummation of its first Business Combination and (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval by a majority of the holders of common stock of the Company sold as part of the units in the Proposed Offering or in the aftermarket (the ‘‘Public Stockholders’’). In the event that 50% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination or 30% or more exercise their conversion rights described below, the Business Combination will not be consummated. Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the additional 3.25% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company, up to an aggregate of $2.0 million, to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a Stockholders’ conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering, including all of the directors and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

In the event that the Company does not consummate a Business Combination within 24 months from the date of the consummation of the Proposed Offering, the proceeds held in the Trust Account will be distributed to the Public Stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Proposed Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Proposed Offering discussed in Note 3).

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS   (continued)

The Company, after signing a definitive agreement for a Business Combination, is obligated to submit such transaction for approval by a majority of the Public Stockholders. Public Stockholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their shares into a pro-rata distribution from the trust account (the ‘‘Conversion Right’’). The Company’s stockholders prior to the Proposed Offering (‘‘Initial Stockholders’’), have agreed to vote their Founders’ Shares (as defined in Note 5) in accordance with the manner in which the majority of the shares of common stock offered in the Proposed Offering are voted by the Public Stockholders with respect to a Business Combination. In the event that a majority of the outstanding shares of common stock voted by the Public Stockholders vote for the approval of the Business Combination, a majority of the Company’s outstanding shares of common stock approve an amendment to the Company’s amended and restated certificate of incorporation allowing for perpetual existence and holders owning 30% or more of the outstanding common stock do not vote against both the Business Combination and the Extended Period (as defined below) and do not exercise their conversion rights, on a cumulative basis, the Business Combination may then be consummated.

If the Company has entered into a letter of intent, agreement in principle or definitive agreement within 24 months following the closing of the Proposed Offering and management anticipates that the Company may not be able to consummate a Business Combination within the 24 months from the date of the closing of the Proposed Offering, the Company may seek to extend the time period within which it may complete its Business Combination to 36 months, by calling a special meeting of stockholders for the purpose of soliciting their approval for an amendment to the Company’s amended and restated certificate of incorporation to extend the Company’s corporate existence to up to 36 months from the date of the Company’s final prospectus in connection with the Proposed Offering (the ‘‘Extended Period’’). If the Company receives Public Stockholder approval for the Extended Period and holders of 30% or more of the shares held by Public Stockholders do not vote against the Extended Period and elect to convert their common stock in connection with the vote for the Extended Period, the Company will then have an additional 12 months in which to complete the initial Business Combination. If the Extended Period is approved, the Company will still be required to seek Public Stockholder approval before completing a Business Combination. In the event there is no Business Combination within the 24 month or 36 month deadline described above (the ‘‘Target Business Combination Period’’), the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the trust account, and any remaining net assets, after the distribution of the trust account. The Company’s corporate existence will automatically cease at the end of the 24 month or 36-month period if the Company has not received stockholder approval for an initial business combination. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including trust account assets) may be less than the initial public offering price per share in the Proposed Offering.

A Public Stockholder’s election to convert common shares in connection with the vote on the Extended Period will only be honored if the Extended Period is approved. Public Stockholders who vote the shares that have been converted against the Extended Period and exercise their conversion rights will not be able to vote the shares that have been converted on the initial Business Combination. All other Public Stockholders will be able to vote on the initial Business Combination.

With respect to a Business Combination which is approved and consummated or a vote on the Extended Period which is approved, any Public Stockholders who voted against the Business Combination or Extended Period may contemporaneously with or prior to such vote exercise their Conversion Right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the trust account, calculated as of the date of the special meeting of stockholders called for the purpose of approving the Extended Period, or two business days prior to the proposed Business Combination, as

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS   (continued)

the case may be, divided by the number of shares of common stock held by Public Stockholders at the closing of the Proposed Offering. Accordingly, Public Stockholders holding less than 30% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination or vote on Extended Period. Such Public Stockholders are entitled to receive their per share interest in the trust account computed without regard to the Founders’ Shares (but not shares acquired in the Proposed Offering or in the secondary market) held by Initial Stockholders.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, ‘‘Accounting and Reporting by Development Stage Enterprises.’’ At January 31, 2008, the Company had not commenced any operations nor generated any revenue to date. All activity through January 31, 2008 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income earned on the designated Trust Account after such offering.

Net loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, ‘‘Earnings Per Share’’. Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per common share reflects the potential dilution that could occur if dilutive securities and other contracts, as applicable, were to be exercised or converted or otherwise result in the issuance of common stock that would then share in the earnings of the Company. At January 31, 2008, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per share for the period.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, ‘‘Disclosure About Fair Value of Financial Instruments,’’ approximates the carrying amounts represented in the balance sheet.

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS   (continued)

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A – ‘‘Expenses of Offering’’. Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income tax:

The Company complies with SFAS 109, ‘‘Accounting for Income Taxes,’’ which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company did not establish a valuation allowance as of January 31, 2008 as there were no deferred tax assets at that date because of the net loss at January 31, 2008.

Redeemable common shares:

The Company will account for the shares sold in the Proposed Offering in accordance with Financial Accounting Standards Board’s Emerging Issues Task Force ‘‘EITF’’ Topic D-98 ‘‘Classification and Measurement of Redeemable Securities.’’ The common shares subject to redemption will be recorded at the per share conversion price. The Company will recognize changes in the redemption value (conversion price) immediately as they occur and will adjust the carrying value of the redeemable common shares to equal its redemption value at the end of each reporting period. The per share conversion price will be equal to: (a) the aggregate amount then on deposit in the Trust Account, before payment of deferred underwriting discounts and commissions and including interest income on the Trust Account, net of taxes previously paid or payable, net of any amounts previously released to the Company, as of two business days prior to the proposed consummation of the Business Combination, (b) divided by the number of common shares sold in the Proposed Offering.

Recently issued accounting standards:

In June 2006, the FASB issued Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes’’ (FIN 48), which supplements SFAS No. 109, ‘‘Accounting for Income Taxes,’’ by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. FIN 48 requires that the tax effects of a position be recognized only if it is ‘‘more-likely-than-not’’ to be sustained based solely on its technical merits as of the reporting date. The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position. If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized. The provisions of FIN 48 did not have a material impact on the Company’s financial statements as of and for the period ended January 31, 2008.

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS   (continued)

In September 2006, the FASB issued SFAS No. 157, ‘‘Fair Value Measurements.’’ This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value instruments, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and the interim periods within those fiscal years, which for the Company would be its fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, ‘‘Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements’’ (‘‘SAB 108’’). SAB 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in the current year financial statements. The SAB requires registrants to quantify misstatements using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 does not change the guidance in SAB 99, ‘‘Materiality,’’ when evaluating the materiality of misstatements. SAB 108 is effective for fiscal years ending after November 15, 2006. Upon initial application, SAB 108 permits a one-time cumulative effect adjustment to beginning retained earnings. The adoption of SAB 108 had no effect on our financial statements.

In February 2007, the FASB issued SFAS No. 159, ‘‘The Fair Value Option for Financial Assets and Financial Liabilities.’’ This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after January 3, 2008 and interim periods within those fiscal years. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

On November 5, 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 109, ‘‘Written Loan Commitments Recorded at Fair Value Through Earnings’’ (‘‘SAB 109’’). SAB 109 provides guidance on the accounting for written loan commitments recorded at fair value under generally accepted accounting principles (U.S. GAAP). Specifically, the SAB revises the Staff’s view on incorporating expected net future cash flows related to loan servicing activities in the fair value measurement of a written loan commitment. SAB 109, which supersedes SAB 105, Application of Accounting Principles to Loan Commitments, requires the expected net future cash flows related to the associated servicing of the loan be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. SAB 109 is effective in fiscal quarters beginning after December 15, 2007. The Company is currently evaluating the potential impact, if any, that the adoption of SAB 109 will have on its financial statements.

In December 2007, the FASB issued SFAS 141(R), Business Combinations. SFAS 141(R) provides companies with principles and requirements on how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree as well as the recognition and measurement of goodwill acquired in a business combination. SFAS 141(R) also requires certain disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require us to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter. Early adoption of SFAS 141(R) is not permitted.

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS   (continued)

NOTE 3 — PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for sale 16,000,000 units at a price of $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on later of: (i) the completion of the initial Business Combination, or (ii) 12 months from the date of the final prospectus for the offering. The warrants expire five years from the date of the final prospectus for the offering, unless earlier redeemed. The warrants will be redeemable at any time the warrants are exercisable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice, only in the event that the last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before the redemption notice is sent. The terms of the warrants include, among other things, that (i) in no event will a warrant holder be entitled to receive a net cash settlement of the warrant, and (ii) the warrants may not be exercised, and may expire unexercised and worthless, if a prospectus relating to the common stock to be issued upon the exercise of the warrants is not current and an applicable registration statement is not effective prior to the expiration date of the warrant, and as a result purchasers of the Company’s units will have paid the full unit purchase price solely for the share of common stock included in each unit.

The Company has agreed to pay an underwriting discount of 3.75% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee of 3.25% (deferred) of the gross offering proceeds payable upon the Company’s consummation of a Business Combination. The underwriters will not be entitled to any interest accrued on the deferred discount.

The Company has granted the underwriters a 30-day option to purchase up to 2,400,000 additional units to cover the over-allotment, if any.

NOTE 4 — RELATED PARTY TRANSACTIONS

The Company issued an aggregate of $175,000 in separate unsecured promissory notes to each of Ramius Capital Group, LLC, Barington Capital Group, L.P. and Messrs. Wright and Bernikow on January 28, 2008. The notes are non-interest bearing and are payable on the earlier of January 27, 2009, and the consummation of the Proposed Offering by the Company. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying value of $175,000.

The Company has agreed to pay up to $7,500 a month in total for office space and secretarial and administrative services to Barington Capital Group, L.P., an affiliate of the Company. Services will commence promptly after the effective date of the offering and will terminate upon the earlier of: (i) the consummation of an initial Business Combination; and (ii) the liquidation of the Company.

Our founding stockholders have agreed to purchase 4,100,000 warrants (the ‘‘private placement warrants’’), at a price of $1.00 per warrant ($4.1 million in the aggregate) from the Company, in a private placement that will occur simultaneously with the closing of the Proposed Offering. Each founding stockholder has agreed not to transfer, assign or sell any of these private placement warrants until after the Company consummates an initial Business Combination except to permitted transferees. The transferees receiving such securities will be subject to the same transfer restrictions with respect to such securities as the founding stockholders. The private placement warrants will be non-redeemable so long as they are held by the founding stockholders or their permitted transferees. If the private placement warrants are held by holders other than the founding stockholders or their permitted transferees, the private placement warrants will be redeemable by the Company and

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS   (continued)

exercisable by the holders on the same basis as the warrants included in the units being sold in the Proposed Offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the Proposed Offering, except that such private placement warrants may be exercised on a cashless basis.

The Initial Stockholders, as well as the holders of the warrants issued in the private placement (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of a majority of these securities will be entitled to make up to two demands that the Company register such securities. In addition, these stockholders will have ‘‘piggy-back’’ registration rights to include their securities in other registration statements filed by the Company. The registration rights agreement will provide that, in certain instances, the holders (and affiliates and other permitted transferees) of a majority of these securities may require the Company to register these securities held by them on a registration statement filed under the Securities Act, provided that no sales will be allowed to be made pursuant to such registration statement until termination of the applicable lock-up period for the securities being registered, even if such registration statement has already been declared effective, and provided further that with respect to the founders’ warrants, such warrants must also have become exercisable. The Company will bear the expenses incurred in connection with filing any such registration statement.

NOTE 5 — FOUNDERS’ UNITS

On January 28, 2008, the founding stockholders purchased 4,600,000 units (the ‘‘Founders’ Units’’) for $25,000 in cash, at a purchase price of approximately $0.005 per unit. Each Founders’ Unit consists of one share of the Company’s common stock (the ‘‘Founders’ Shares’’), and one warrant to purchase one share of the Company’s common stock (the ‘‘Founders’ Warrants’’). This includes an aggregate of 600,000 Founders’ Units subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full so that our Initial Stockholders will own 20% of the Company’s issued and outstanding common stock after this offering (excluding any units that they may purchase in or after this offering).

The Founders’ Shares are identical to the shares of common stock included in the units being sold in the Proposed Offering, except that the Initial Stockholders have agreed:

•	that the Founders’ Shares are subject to the transfer restrictions described below;

•	to vote the Founders’ Shares in the same manner as the majority of shares cast by Public Stockholders in connection with the votes required to approve the Extended Period and initial Business Combination and to amend the Company’s certificate of incorporation to provide for its perpetual existence; and

•	to waive their rights to participate in any liquidation distribution with respect to the Founders’ Shares if the Company fails to consummate an initial Business Combination.

The Founders’ Warrants are identical to the warrants included in the units being sold in the Proposed Offering, except that:

•	the Founders’ Warrants, including the common stock issuable upon exercise of the Founders’ Warrants, are subject to the transfer restrictions described below;

•	the Founders’ Warrants will become exercisable, at an exercise price of $7.50 after the consummation of the initial Business Combination if and when (i) the last sales price of the Company’s common stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after such Business Combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in the proposed offering;

UNITED SERVICES MANAGEMENT CORPORATION
(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS   (continued)

•	the Founders’ Warrants will not be redeemable by the Company so long as they are held by the Initial Stockholders or their permitted transferees; and

•	the Founders’ Warrants may be exercised by the Initial Stockholders or their permitted transferees on a cashless basis.

The Initial Stockholders have agreed not to sell or transfer the Founders’ Units, Founders’ Shares or Founders’ Warrants, including the common stock issuable upon exercise of the Founders’ Warrants, until 180 days after the consummation of the initial Business Combination. However, the Initial Stockholders will be permitted to transfer the Founders’ Units, Founders’ Shares or Founders’ Warrants, including the common stock issuable upon exercise of the Founders’ Warrants, to the Company’s officers, directors or employees, provided that the transferees receiving such securities shall agree to be subject to the same transfer restrictions, waiver and forfeiture provisions and voting agreements with respect to such securities as the Initial Stockholders.

NOTE 6 — PREFERRED STOCK

The Company is authorized to issue 1 million shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of January 31, 2008, the Company has not issued shares of preferred stock.

$160,000,000

United Services
Management Corporation

16,000,000 Units

PROSPECTUS

                     , 2008

Citi

Until                     , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to ‘‘the company,’’ ‘‘the Registrant,’’ ‘‘we,’’ ‘‘us,’’ ‘‘our’’ and similar expressions in this Part II refer to UNITED SERVICES MANAGEMENT CORPORATION.

Item 13.    Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, the initial trustee’s fee and the warrant agent fee and closing costs.

SEC registration fee	$7,231
FINRA filing fee	18,900
American Stock Exchange application and listing fees	70,000
Trustee’s fee	3,000
Warrant agent fee and closing costs(1)	5,000
Accounting fees and expenses	75,000
Legal fees and expenses	400,000
Printing and engraving expenses	75,000
Miscellaneous	95,869
Total	$750,000

(1)	In addition to the fees that are charged by Continental Stock Transfer & Trust Company as trustee and warrant agent, the Registrant will be required to pay to Continental Stock Transfer & Trust Company aggregate annual fees of $12,000 for acting as transfer agent of the Registrant’s securities.

Item 14.    Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware General Corporation Law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

We have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities

On January 28, 2008, our founding stockholders entered into agreements with us pursuant to which they purchased 4,600,000 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock (including up to 600,000 founders’ units representing 600,000 founders’ shares and 600,000 founders’ warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters) for a purchase price of $25,000. On February 11, 2008, our founding stockholders agreed to use their own funds to purchase 4,100,000 warrants at a price of $1.00 per warrant from us simultaneously with the closing of this offering. Subsequent to the purchase of the founders’ units, our founding stockholders transferred at no cost an aggregate of 35,000 of these founders’ units to Jerry Markowitz, one of our directors.

The sales of the securities to our founding stockholders were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In each such transaction, each purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

Item 16.    Exhibits and Financial Statement Schedules

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.2	Form of Bylaws*
3.3	Form of Amended and Restated Certificate of Incorporation*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company*
4.4	Specimen Warrant Certificate*
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP*
10.1	Form of Letter Agreement between the Registrant and each of the directors and executive officers of the Registrant*
10.2	Form of Unit Subscription Agreement, dated as of January 28, 2008, between the Registrant and each of the Registrant’s founding stockholders
10.3	Form of Registration Rights Agreement between the Registrant and the initial stockholders*
10.4	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers*
10.5	Form of Investment Management Trust Agreement by and between the Registrant and Continental Stock Transfer & Trust Company*
10.6	Form of Right of First Review Agreement among the Registrant and each of its directors and executive officers*
10.7	Form of Promissory Note issued by Registrant on January 28, 2008
10.8	Form of Non-Compete Agreement between the Registrant and certain of our officers and directors*
10.9	Form of Administrative Services Letter Agreement between the Registrant and Barington Capital Group, L.P.*
10.10	Warrant Purchase Agreement dated as of February 11, 2008 among the Registrant and the Registrant’s founding stockholders
14	Form of Code of Conduct and Ethics*
23.1	Consent of Rothstein Kass & Company, P.C.
23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page to this Registration Statement)
99.1	Form of Charter of Audit Committee*
99.2	Form of Charter of Governance and Nominating Committee*

*	To be filed by amendment.

(b)    No financial statement schedules are required to be filed with this Registration Statement.

Item 17.    Undertakings.

(a)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of February, 2008.

UNITED SERVICES MANAGEMENT CORPORATION
By:	/s/ Joseph R. Wright
Joseph R. Wright Chairman and Chief Executive Officer

Each of the undersigned officers and directors of United Services Management Corporation hereby severally constitute and appoint each of Joseph R. Wright and Alan S. Bernikow as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph R. Wright	Chairman and Chief Executive Officer (Principal Executive Officer)	February 27, 2008

Joseph R. Wright

/s/ Alan S. Bernikow	Vice Chairman, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)	February 27, 2008

Alan S. Bernikow

/s/ James A. Mitarotonda	Director	February 27, 2008

James A. Mitarotonda

/s/ Peter A. Cohen	Director	February 27, 2008

Peter A. Cohen

/s/ Jerry Markowitz	Director	February 27, 2008

Jerry Markowitz